Supplement dated April 29, 2008

To PROSPECTUS SUPPLEMENT dated October 1, 2007
(To Prospectus dated July 30, 2007)
$1,598,999,000
(Approximate Initial Principal Balance)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-7

Class	Approximate Initial Class Principal Balance	Approximate Current Class Principal Balance	Initial Certificate Ratings(1)			Current Certificate Ratings(1)			Approximate Credit Enhancement Percentage
			Moody’s	S&P	Fitch	Moody’s	S&P	Fitch	Initial Percentage	Current Percentage
Class 1A-1A	$531,326,000	$498,020,621	Aaa	AAA	AAA	Aaa	AAA	AAA(2)	12.95%	13.65%
Class 2A-1A	$539,536,000	$509,079,423	Aaa	AAA	AAA	Aaa	AAA	AAA	34.84%	35.41%
Class 2A-1B	$224,807,000	$212,116,741	Aaa	AAA	AAA	Aaa	AAA	AAA(2)	21.16%	21.81%
Class 2A-1C	$134,884,000	$127,269,856	Aaa	AAA	AAA	Aaa	AAA	AAA(2)	12.95%	13.65%
Class B-1	$ 34,511,000	$ 34,511,000	Aa1	AA+	AA+	Aa1	AA+	AA+(2)	10.85%	11.43%
Class B-2	$ 51,766,000	$ 51,766,000	N/R	AA+	AA+	N/R	AA+	AA+(2)	7.70%	8.12%
Class B-3	$ 18,077,000	$ 18,077,000	N/R	AA+	AA	N/R	AA+	AA(2)	6.60%	6.96%
Class B-4	$ 17,256,000	$ 17,256,000	N/R	AA	AA-	N/R	AA	AA-(2)	5.55%	5.85%
Class B-5	$ 15,612,000	$ 15,612,000	N/R	AA-	A+	N/R	AA-	A+(2)	4.60%	4.85%
Class B-6	$ 12,325,000	$ 12,325,000	N/R	A+	A-	N/R	A+	A(2)	3.85%	4.06%
Class B-7	$ 8,217,000	$ 8,217,000	N/R	A	BBB+	N/R	A	BBB+(2)	3.35%	3.53%
Class B-8	$ 10,682,000	$ 10,682,000	Baa3	BBB-	BBB-	Baa3	BBB-	BBB-(2)	2.70%	2.85%
__________
(1)	The designation “N/R” means that the class of certificates is not publicly rated by the specified rating agency.
(2)	These classes are on Rating Watch Negative by Fitch.

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

HarborView Mortgage Loan Trust 2007-7
Issuing Entity

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

The prospectus supplement dated October 1, 2007 (the “prospectus supplement”) to the prospectus dated July 30, 2007 with respect to the above captioned series is hereby amended and supplemented as follows. These amendments relate to updated mortgage loan data, risk factors, characteristics of the certificates and certain third-party information, in each case, where available and relevant.

Capitalized terms used but not defined in this supplement have the meanings given to them in the prospectus supplement.

April 29, 2008

1. Beginning on page S-15 of the prospectus supplement under the heading “Risk Factors,” the following disclosure is added:

Financial difficulties of and
developments regarding the
originators and servicers
Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

The servicers are generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the servicers or their ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the servicers are able to advance amounts in respect of delinquent mortgage loans, their obligations to make such advances may be limited to the extent that they do not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the prospectus supplement, the originators are generally required to repurchase or substitute for mortgage loans for certain breaches of representations and warranties made by them with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans or for any early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your securities may be adversely affected if such events impact the originators or the servicers of mortgage loans in the trust fund. On August 6, 2007, American Home Mortgage Corp., which originated approximately 11% of the mortgage loans, and certain other affiliates each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

In addition, approximately 2%, 7% and 8% of the mortgage loans were originated by GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and Paul Financial, LLC, respectively.

Each of these entities has either become insolvent or otherwise announced its decision to no longer originate mortgage loans. The inability or limited ability of such companies to honor repurchase or substitution obligations in the event of a material breach of representations or warranties made by it with respect to the mortgage loans may adversely affect the value and performance of the certificates. There can be no assurance as to the current or continuing financial condition of the other originators.

See “Risk Factors—Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions” in the prospectus.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

See also “Risk Factors—Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans” in the prospectus.

2.  The risk factor on page S-22 entitled “It may be difficult to resell the offered certificates,” is hereby deleted in its entirety and replaced with the following:

It may be difficult to resell the
offered certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. In particular, the offered certificates are likely to have declined in value since the closing date and may continue to do so in the future. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

3. The statistical information presented in the prospectus supplement regarding the mortgage loans was generally accurate as of the cut-off date (or other date specified, if applicable), but this information has changed, and may have changed materially.  Statistical information regarding the mortgage loans as of April 1, 2008 is presented in the tables below. The information with respect to Debt-to-Income Ratios, Original Combined Loan-to-Value Ratios and Credit Scores (in the aggregate and by loan group) is based upon the original data concerning the borrowers and the values of the mortgaged properties available as of the applicable cut-off date. Investors should consider that as of the date of this supplement, a borrower’s financial condition may be worse than the underlying data indicates, such that the debt-to-income ratios may currently be significantly higher and credit scores may currently be significantly lower than they were as of the cut-off date. Similarly, because housing values have declined in many areas of the country, and the decline has been substantial in some cases, the current loan-to value ratios and combined loan-to-value ratios of the mortgage loans in the trust fund are likely to be worse than shown in the tables below.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of April 1, 2008.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 50,000.00	20	$742,715.55	0.05%	7.054%	295	64.31%	680
50,000.01 - 100,000.00	132	10,693,182.78	0.69	7.198	349	71.31	693
100,000.01 - 150,000.00	355	45,418,136.71	2.93	7.059	349	74.31	702
150,000.01 - 200,000.00	481	84,520,536.19	5.45	7.162	358	75.26	703
200,000.01 - 250,000.00	505	113,442,149.18	7.31	7.213	365	76.35	711
250,000.01 - 300,000.00	419	115,317,648.48	7.43	7.283	368	76.42	711
300,000.01 - 350,000.00	348	112,797,292.40	7.27	7.313	369	76.11	716
350,000.01 - 400,000.00	380	142,204,301.58	9.16	7.260	369	76.44	711
400,000.01 - 450,000.00	359	152,447,475.20	9.82	7.278	368	76.13	715
450,000.01 - 500,000.00	261	124,213,009.02	8.00	7.253	370	76.15	718
500,000.01 - 550,000.00	232	121,682,749.10	7.84	7.247	372	77.87	715
550,000.01 - 600,000.00	201	115,425,077.87	7.44	7.254	377	76.61	718
600,000.01 - 650,000.00	130	80,862,369.43	5.21	7.129	368	76.31	717
650,000.01 - 700,000.00	126	84,931,045.87	5.47	7.222	373	74.92	725
700,000.01 - 750,000.00	58	42,045,098.27	2.71	7.233	377	72.37	712
750,000.01 - 800,000.00	40	30,929,148.77	1.99	7.234	378	75.05	711
800,000.01 - 850,000.00	32	26,398,140.23	1.70	7.274	396	69.14	726
850,000.01 - 900,000.00	19	16,607,110.01	1.07	7.251	392	71.67	711
900,000.01 - 950,000.00	15	13,915,673.33	0.90	7.202	372	75.87	713
950,000.01 - 1,000,000.00	29	28,572,718.78	1.84	6.963	361	73.56	714
1,000,000.01 and above	67	88,857,192.70	5.73	7.083	367	66.36	731
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The average Stated Principal Balance of the mortgage loans was approximately $368,739 as of April 1, 2008.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

120	6	$845,326.29	0.05%	6.521%	112	50.21%	714
180	14	2,119,769.37	0.14	6.471	171	73.97	647
240	12	1,879,485.09	0.12	6.537	232	69.91	647
300	1	136,798.92	0.01	6.500	291	64.27	609
360	3,520	1,267,273,467.09	81.65	7.152	348	75.39	716
480	656	279,767,924.69	18.03	7.564	469	74.89	713
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The weighted average original term to stated maturity of the mortgage loans was approximately 381 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

61-120	6	$845,326.29	0.05%	6.521%	112	50.21%	714
121-180	14	2,119,769.37	0.14	6.471	171	73.97	647
181-240	12	1,879,485.09	0.12	6.537	232	69.91	647
241-300	1	136,798.92	0.01	6.500	291	64.27	609
301-360	3,520	1,267,273,467.09	81.65	7.152	348	75.39	716
361 and above	656	279,767,924.69	18.03	7.564	469	74.89	713
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The weighted average remaining term to stated maturity of the mortgage loans was approximately 369 months as of April 1, 2008.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	431	$130,192,284.22	8.39%	7.241%	369	77.13%	720
Cooperative	16	3,566,285.27	0.23	6.264	340	77.11	721
Manufactured Housing	10	1,319,662.21	0.09	7.074	352	91.28	641
Planned Unit Development	777	312,467,152.06	20.13	7.140	366	76.63	721
Single Family	2,790	1,030,013,169.34	66.37	7.235	370	74.81	713
Townhouse	8	1,560,636.28	0.10	7.210	376	69.96	713
Two-to Four-Family	177	72,903,582.07	4.70	7.445	371	72.42	710
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	567	$146,359,686.72	9.43%	7.421%	367	72.17%	728
Primary	3,488	1,351,235,689.92	87.06	7.207	370	75.57	713
Second Home	154	54,427,394.81	3.51	7.125	358	76.35	732
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

___________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1 YR LIBOR	1	$142,089.37	0.01%	4.750%	351	98.45%	618
10/1 YR LIBOR	3	755,683.19	0.05	6.807	351	78.39	709
10/1 YR LIBOR IO	8	2,261,549.22	0.15	6.786	351	72.55	736
2/28 6 MO LIBOR	1	110,797.82	0.01	8.750	348	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.02	7.875	348	100.00	687
3/1 YR LIBOR	5	1,347,688.71	0.09	6.288	370	75.71	729
3/1 YR LIBOR IO	12	3,251,898.17	0.21	6.429	351	73.35	702
3/27 6 MO LIBOR	4	1,570,108.77	0.10	7.167	350	71.09	709
3/27 6 MO LIBOR IO	25	9,877,706.39	0.64	7.141	349	82.76	733
5/1 YR LIBOR	24	6,565,139.64	0.42	6.447	351	73.63	717
5/1 YR LIBOR IO	173	60,876,145.99	3.92	6.826	349	75.75	711
5/25 6 MO LIBOR	21	4,539,990.26	0.29	7.815	350	88.86	709
5/25 6 MO LIBOR IO	226	103,489,885.76	6.67	7.103	349	82.10	721
6 MO LIBOR IO	2	747,056.14	0.05	7.683	396	66.97	716
7/1 YR LIBOR	10	3,199,322.85	0.21	6.668	354	78.67	732
7/1 YR LIBOR IO	15	6,152,940.17	0.40	6.677	349	71.28	720
7/23 6 MO LIBOR	13	3,495,233.61	0.23	7.188	347	73.91	700
7/23 6 MO LIBOR IO	53	25,998,816.69	1.68	6.693	346	72.46	710
Fixed Rate	375	75,274,619.88	4.85	6.610	340	76.99	682
Fixed Rate IO	27	6,372,820.02	0.41	6.906	351	79.52	706
Negam 10/1 MO MTA	3	567,011.97	0.04	7.704	351	75.18	693
Negam 10/6 MO LIBOR	6	2,384,786.63	0.15	7.391	350	68.29	755
Negam 3/1 MO MTA IO YRS 3-10	2	273,641.22	0.02	8.218	351	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	14	4,681,594.61	0.30	8.020	351	88.13	701
Negam 5/1 MO MTA	387	150,419,904.77	9.69	7.750	357	71.74	710
Negam 5/1 MO MTA IO YRS 5-10	88	29,771,025.69	1.92	7.723	361	81.22	711
Negam 5/1 YR LIBOR IO YRS 5-10	97	39,592,787.18	2.55	7.148	349	72.69	720
Negam 5/6 MO LIBOR IO YRS 5-10	1,180	435,407,160.07	28.05	6.884	357	73.65	731
Negam 7/1 MO LIBOR IO YRS 7-10	6	1,622,287.35	0.10	7.663	351	82.86	700
Negam 7/1 MO MTA IO YRS 7-10	18	8,745,043.57	0.56	7.568	351	71.96	761
Negam 7/6 MO LIBOR IO Yr 7-10	46	13,677,932.16	0.88	6.564	348	74.91	729
Negam Fixed 10 Yr NEGAM	13	6,042,721.33	0.39	6.889	351	62.32	746
Negam Fixed IO Yrs 5-10	20	9,525,086.75	0.61	7.760	351	81.02	704
Negam LIBOR	30	9,171,255.71	0.59	6.193	388	76.61	704
Negam LIBOR 40/30 Balloon	5	1,868,839.98	0.12	6.535	349	75.20	688
Negam LIBOR 5 Yr Fixed Pay	2	555,175.32	0.04	5.875	429	73.40	756
Negam MTA	1,176	485,657,480.33	31.29	7.566	400	75.81	706
Negam MTA 40/30 Balloon	11	5,044,689.87	0.33	7.572	348	74.40	691
Negam MTA 5 Yr Fixed Pay	99	28,399,298.56	1.83	7.568	406	74.83	709
Negam MTA 5 Yr FxPay 40/30 Balloon	7	2,285,655.73	0.15	7.416	350	69.97	696
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	2,118	$782,738,551.88	50.43%	7.269%	370	72.30%	712
Purchase	982	336,908,489.95	21.71	7.142	364	81.88	722
Rate/Term Refinance	1,109	432,375,729.62	27.86	7.206	371	75.52	716
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	80	$27,107,606.56	1.75%	6.869%	358	73.32%	717
Express Documentation	76	24,151,371.38	1.56	7.618	396	67.03	718
Full Documentation	1,109	302,956,638.64	19.52	6.913	350	76.67	712
Lite Documentation	889	386,752,671.75	24.92	7.556	387	73.94	703
No Income/No Asset	25	10,403,346.77	0.67	7.500	379	72.09	715
No Income/Verified Asset*	139	61,637,381.44	3.97	7.197	362	76.61	723
No Documentation	46	14,268,598.14	0.92	7.395	349	84.52	728
Reduced Documentation	81	29,905,965.05	1.93	7.064	354	77.98	721
Stated Income/Stated Asset	159	49,007,421.68	3.16	7.490	379	76.23	708
Stated Income/Verified Asset	1,605	645,831,770.04	41.61	7.153	368	75.33	723
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	163	$54,158,136.62	3.49%	6.989%	359	71.42%	727
20.01 - 25.00	269	94,518,443.05	6.09	7.024	362	72.58	723
25.01 - 30.00	468	168,653,358.63	10.87	7.068	357	73.66	725
30.01 - 35.00	743	278,015,039.50	17.91	7.241	364	74.83	719
35.01 - 40.00	1,265	490,370,315.11	31.60	7.385	379	76.09	709
40.01 - 45.00	847	318,025,617.55	20.49	7.203	375	75.62	712
45.01 - 50.00	185	62,205,811.77	4.01	6.975	361	76.16	710
50.01 - 55.00	52	11,314,853.49	0.73	6.970	360	78.80	691
55.01 - 60.00	28	5,632,673.63	0.36	6.692	343	75.43	665
60.01 and above	25	5,096,887.57	0.33	6.888	345	82.00	703
None	164	64,031,634.53	4.13	7.289	352	78.65	726
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The non-zero weighted average debt-to-income ratio of the mortgage loans was approximately 35.66% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	208	$55,621,058.21	3.58%	6.895%	365	40.46%	733
50.00 - 54.99	86	28,516,136.43	1.84	7.065	363	52.58	717
55.00 - 59.99	134	54,662,899.49	3.52	7.028	363	57.64	723
60.00 - 64.99	191	81,530,343.64	5.25	7.082	369	62.51	723
65.00 - 69.99	270	112,044,889.85	7.22	7.177	372	67.61	717
70.00 - 74.99	428	169,688,989.56	10.93	7.171	370	72.20	715
75.00 - 79.99	791	316,000,748.00	20.36	7.223	367	77.17	713
80.00	1,464	567,659,423.96	36.58	7.287	374	80.00	716
80.01 - 84.99	44	11,480,224.49	0.74	7.196	348	83.45	705
85.00 - 89.99	150	41,749,165.52	2.69	7.224	360	87.99	702
90.00 - 94.99	234	64,134,701.58	4.13	7.488	361	90.55	706
95.00 - 99.99	150	32,507,355.76	2.09	7.261	356	96.05	687
100.00	59	16,426,834.96	1.06	7.568	349	100.00	727
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 75.27% as of April 1, 2008.

Geographic Distribution of the Mortgage Loans

Geographic Location	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	16	$3,720,049.70	0.24%	7.163%	348	83.14%	734
Alaska	8	2,346,764.02	0.15	7.025	357	77.93	703
Arizona	243	83,785,280.28	5.40	7.211	367	75.63	717
Arkansas	3	463,396.71	0.03	6.557	351	93.01	626
California	1,871	848,789,238.48	54.69	7.325	378	73.84	715
Colorado	70	18,986,796.59	1.22	7.093	352	78.71	729
Connecticut	33	9,904,754.23	0.64	6.887	366	74.24	704
Delaware	5	1,032,562.82	0.07	7.568	349	90.50	710
District of Columbia	5	1,739,446.47	0.11	6.900	348	71.80	694
Florida	457	136,213,879.76	8.78	7.199	361	76.39	717
Georgia	42	9,834,778.30	0.63	6.973	349	83.50	702
Hawaii	44	25,207,417.19	1.62	7.118	365	70.91	731
Idaho	17	5,295,606.45	0.34	6.979	348	80.21	704
Illinois	108	31,334,526.48	2.02	7.041	354	78.52	699
Indiana	28	5,357,501.42	0.35	6.786	349	84.13	691
Iowa	6	924,162.34	0.06	6.718	348	83.31	703
Kansas	5	604,431.81	0.04	6.881	352	89.55	684
Kentucky	13	1,735,399.11	0.11	6.842	351	83.11	667
Louisiana	16	2,888,349.69	0.19	6.605	345	83.39	679
Maine	10	2,200,566.40	0.14	6.437	346	76.96	733
Maryland	86	29,131,175.24	1.88	7.010	349	78.99	718
Massachusetts	20	6,263,558.43	0.40	6.980	365	76.29	698
Michigan	58	16,054,026.82	1.03	7.145	355	72.87	740
Minnesota	24	6,242,183.54	0.40	7.103	357	79.96	704
Mississippi	7	1,465,135.06	0.09	6.635	348	73.30	720
Missouri	28	5,155,126.91	0.33	6.876	353	78.00	734
Montana	3	604,479.42	0.04	7.314	307	86.02	717
Nebraska	4	613,439.71	0.04	7.599	384	86.35	715
Nevada	101	32,229,683.35	2.08	7.449	378	77.87	707
New Hampshire	4	869,894.93	0.06	6.690	342	71.22	718
New Jersey	76	25,104,940.08	1.62	6.917	347	76.42	708
New Mexico	20	5,391,385.96	0.35	7.198	354	79.32	731
New York	79	30,048,621.20	1.94	7.128	348	74.38	704
North Carolina	54	13,316,213.22	0.86	6.924	347	78.79	705
Ohio	33	4,657,237.50	0.30	6.880	348	82.90	703
Oklahoma	3	426,073.42	0.03	6.362	365	82.07	698
Oregon	92	30,537,006.40	1.97	7.058	360	76.76	717
Pennsylvania	49	9,651,581.04	0.62	6.791	336	75.33	707
Rhode Island	4	994,994.33	0.06	6.847	348	88.02	674
South Carolina	27	7,564,079.83	0.49	7.126	348	79.26	697
South Dakota	2	450,916.22	0.03	6.499	378	82.30	703
Tennessee	14	4,081,699.53	0.26	6.616	348	73.31	747
Texas	54	10,581,662.90	0.68	6.846	352	80.29	703
Utah	41	12,217,365.96	0.79	7.220	355	83.49	721
Vermont	1	214,439.57	0.01	6.625	352	90.00	0
Virginia	91	27,953,094.73	1.80	7.116	353	75.64	707
Washington	216	73,327,620.15	4.72	7.071	362	77.04	723
West Virginia	6	1,307,393.67	0.08	6.961	348	83.67	733
Wisconsin	12	3,202,834.08	0.21	7.030	348	80.17	707
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 0.45% in the 91344 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

4.500 - 4.999	1	$142,089.37	0.01%	4.750%	351	98.45%	618
5.000 - 5.499	4	1,283,558.79	0.08	5.366	336	71.49	692
5.500 - 5.999	84	27,457,714.25	1.77	5.808	350	69.96	733
6.000 - 6.499	352	122,148,417.58	7.87	6.255	351	72.17	725
6.500 - 6.999	1,025	377,256,027.99	24.31	6.730	350	73.85	723
7.000 - 7.499	1,151	443,459,858.61	28.57	7.205	370	75.01	717
7.500 - 7.999	1,137	419,968,309.00	27.06	7.691	389	77.06	708
8.000 - 8.499	381	138,616,378.88	8.93	8.139	378	76.86	699
8.500 - 8.999	64	19,318,556.54	1.24	8.621	363	84.14	699
9.000 - 9.499	10	2,371,860.44	0.15	9.154	350	90.54	681
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The weighted average loan rate of the mortgage loans as of April 1, 2008 was approximately 7.224%.

Maximum Loan Rates of the Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

9.500 - 9.999	712	$257,840,099.27	17.72%	7.576%	390	77.06%	709
10.000 - 10.499	3	1,238,471.58	0.09	6.366	346	78.29	695
10.500 - 10.999	636	286,589,681.93	19.70	7.373	404	74.74	704
11.000 - 11.499	231	83,943,788.63	5.77	6.461	360	70.71	729
11.500 - 11.999	701	283,917,909.27	19.52	6.726	351	73.55	729
12.000 - 12.499	607	219,436,475.22	15.08	7.115	355	74.86	723
12.500 - 12.999	575	208,828,583.65	14.35	7.521	360	76.90	719
13.000 - 13.499	233	87,491,644.70	6.01	7.888	353	75.46	707
13.500 - 13.999	67	23,691,707.75	1.63	8.006	356	81.00	713
14.000 - 14.499	6	1,477,951.84	0.10	9.170	349	89.95	696
14.500 - 14.999	2	216,347.82	0.01	8.628	348	89.99	734
15.500 - 15.999	1	134,861.81	0.01	7.875	343	80.00	685
Total	3,774	$1,454,807,523.47	100.00%	7.255%	371	75.18%	717

The weighted average maximum loan rate of the adjustable rate mortgage loans was approximately 11.562% as of April 1, 2008.

Minimum Loan Rates of the Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	1,063	$379,354,434.32	26.08%	6.795%	350	73.71%	728
2.500 - 2.999	1,003	430,324,285.47	29.58	7.087	366	75.04	724
3.000 - 3.499	1,146	450,966,648.10	31.00	7.609	387	75.09	708
3.500 - 3.999	348	121,057,085.35	8.32	7.927	404	79.12	691
4.000 - 4.499	104	34,559,499.88	2.38	7.458	350	78.34	716
4.500 - 4.999	61	20,224,919.72	1.39	6.961	349	75.73	717
5.000 - 5.499	41	14,558,689.78	1.00	7.464	349	78.67	700
5.500 - 5.999	8	3,761,960.85	0.26	7.783	346	78.56	689
Total	3,774	$1,454,807,523.47	100.00%	7.255%	371	75.18%	717

The weighted average minimum loan rate of the adjustable rate mortgage loans was approximately 2.930% as of April 1, 2008.

Gross Margins of the Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	1,221	$434,521,665.70	29.87%	6.807%	350	73.90%	726
2.500 - 2.999	937	408,307,593.45	28.07	7.032	367	74.52	724
3.000 - 3.499	1,177	463,981,689.93	31.89	7.616	386	75.24	709
3.500 - 3.999	372	127,006,411.97	8.73	8.010	402	80.21	690
4.000 - 4.499	53	17,722,110.62	1.22	8.412	351	83.50	718
4.500 - 4.999	1	630,040.65	0.04	8.875	343	68.60	736
5.000 - 5.499	13	2,638,011.15	0.18	7.526	350	82.44	658
Total	3,774	$1,454,807,523.47	100.00%	7.255%	371	75.18%	717

The weighted average gross margin of the adjustable rate mortgage loans was approximately 2.849% as of April 1, 2008.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

400 - 499	1	$113,942.32	0.01%	6.875%	352	96.42%	487
500 - 524	4	616,747.48	0.04	6.733	352	63.25	517
525 - 549	9	1,189,883.87	0.08	6.955	340	90.53	538
550 - 574	18	2,521,542.79	0.16	6.980	334	81.43	561
575 - 599	42	7,278,574.56	0.47	6.869	345	81.55	590
600 - 624	102	23,748,096.85	1.53	7.097	360	74.43	616
625 - 649	279	83,645,996.60	5.39	7.504	374	74.64	639
650 - 674	539	203,821,916.81	13.13	7.389	370	76.28	664
675 - 699	752	283,513,765.31	18.27	7.322	370	76.27	687
700 - 724	747	289,037,323.71	18.62	7.228	372	75.83	712
725 - 749	645	251,267,928.28	16.19	7.131	369	76.32	736
750 - 774	527	206,816,087.07	13.33	7.133	366	74.65	762
775 - 799	381	146,130,289.30	9.42	7.007	366	72.16	786
800 and above	148	48,941,126.33	3.15	7.102	370	68.45	806
None	15	3,379,550.17	0.22	7.407	369	76.76	N/A
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

The weighted average credit score of the mortgage loans with credit scores was approximately 715 as of April 1, 2008.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	1,830	$632,553,102.18	40.76%	6.904%	353	75.37%	718
6	1	344,369.76	0.02	7.250	345	73.63	785
12	580	254,725,430.29	16.41	7.274	376	74.50	717
24	171	75,110,609.43	4.84	7.393	395	75.76	725
30	2	573,003.39	0.04	8.281	349	89.95	692
36	1,619	587,220,466.26	37.84	7.523	381	75.44	710
60	6	1,495,790.14	0.10	7.605	347	70.56	741
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Not Applicable - Non Negam	999	$316,329,392.65	20.38%	6.869%	347	78.17%	708
110	124	52,557,018.45	3.39	7.612	367	79.69	712
115	2,577	989,294,691.15	63.74	7.218	379	74.49	718
120	509	193,841,669.20	12.49	7.726	356	73.33	712
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Months to Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	1,330	$532,982,395.50	36.64%	7.537%	399	75.73%	706
2	2	747,056.14	0.05	7.683	396	66.97	716
3	1	142,089.37	0.01	4.750	351	98.45	618
12	2	410,697.82	0.03	8.111	348	97.30	698
23	1	699,666.90	0.05	7.500	347	70.00	738
24	5	2,542,138.88	0.17	6.930	348	88.57	746
25	7	3,290,941.64	0.23	7.170	349	79.86	737
26	18	5,707,355.48	0.39	7.176	350	80.04	726
27	9	2,170,402.64	0.15	6.477	363	70.88	710
28	8	1,910,537.72	0.13	6.251	352	76.61	688
39	1	361,707.76	0.02	7.875	339	74.58	750
40	22	9,584,148.06	0.66	7.673	340	72.20	721
42	6	2,175,583.60	0.15	6.941	366	82.19	763
43	87	30,822,811.35	2.12	6.949	349	72.96	725
44	320	111,906,482.53	7.69	6.860	351	74.53	729
45	291	114,820,042.21	7.89	6.805	349	72.79	732
46	229	79,235,931.25	5.45	6.974	350	72.45	722
47	90	37,143,067.54	2.55	7.272	348	72.14	712
48	234	83,196,838.24	5.72	7.114	348	75.29	714
49	276	121,990,706.12	8.39	7.211	359	77.10	721
50	373	139,377,022.30	9.58	7.167	361	76.12	726
51	197	68,973,795.14	4.74	7.551	360	77.56	713
52	76	32,658,759.17	2.24	7.619	391	74.97	723
53	8	3,096,738.70	0.21	7.849	353	71.65	717
61	1	999,939.90	0.07	7.875	337	74.07	720
63	3	1,484,952.88	0.10	6.693	339	64.00	692
64	3	1,426,250.00	0.10	6.930	340	76.22	685
65	4	1,941,454.69	0.13	7.015	341	66.44	698
66	5	1,613,246.74	0.11	6.681	342	71.66	697
67	3	869,572.06	0.06	6.866	343	55.08	729
68	3	1,576,000.00	0.11	6.845	344	61.39	721
69	2	272,581.49	0.02	6.445	345	44.14	662
70	3	2,228,000.00	0.15	6.555	346	75.62	692
71	10	2,578,842.61	0.18	6.535	347	76.25	696
72	36	10,321,081.08	0.71	6.578	348	75.59	723
73	23	10,233,046.88	0.70	6.707	349	75.46	717
74	20	9,459,519.01	0.65	6.802	350	75.21	729
75	35	14,197,478.33	0.98	7.226	351	72.49	746
76	10	3,689,610.73	0.25	6.620	352	76.85	724
108	1	454,000.00	0.03	7.750	348	73.94	673
109	1	219,673.04	0.02	8.250	349	80.00	721
110	6	2,335,557.76	0.16	7.327	350	66.94	749
111	7	1,934,012.98	0.13	6.789	351	75.85	725
112	5	1,025,787.23	0.07	6.739	352	72.74	760
Total	3,774	$1,454,807,523.47	100.00%	7.255%	371	75.18%	717

The weighted average months to next rate adjustment of the adjustable rate mortgage loans was approximately 31 months as of April 1, 2008.

Months to Next Payment Adjustment Date of the Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	257	$100,973,251.16	6.94%	7.530%	397	75.97%	712
2	243	91,982,666.62	6.32	7.443	407	75.88	709
3	85	34,986,256.90	2.40	7.444	389	75.84	718
4	57	25,754,792.35	1.77	7.519	387	76.56	704
5	27	11,602,932.05	0.80	7.579	401	77.75	703
6	6	2,128,870.35	0.15	7.896	342	81.74	704
7	23	10,729,907.33	0.74	7.939	357	77.29	708
8	10	6,658,442.83	0.46	7.624	364	72.69	716
9	38	18,213,851.30	1.25	7.779	374	76.23	692
10	73	29,930,519.50	2.06	7.648	377	76.80	701
11	208	85,950,018.19	5.91	7.573	399	74.58	697
12	263	110,106,090.02	7.57	7.538	405	75.28	706
23	1	699,666.90	0.05	7.500	347	70.00	738
24	5	2,542,138.88	0.17	6.930	348	88.57	746
25	7	3,290,941.64	0.23	7.170	349	79.86	737
26	18	5,707,355.48	0.39	7.176	350	80.04	726
27	9	2,170,402.64	0.15	6.477	363	70.88	710
28	8	1,910,537.72	0.13	6.251	352	76.61	688
39	1	361,707.76	0.02	7.875	339	74.58	750
40	19	8,155,694.86	0.56	7.596	340	70.85	729
41	2	670,679.96	0.05	7.392	341	81.21	690
42	5	2,085,673.60	0.14	6.916	368	81.89	766
43	86	30,395,619.88	2.09	6.933	348	73.02	725
44	321	112,043,731.36	7.70	6.861	351	74.53	729
45	291	114,820,042.21	7.89	6.805	349	72.79	732
46	220	76,039,487.81	5.23	6.948	350	72.38	722
47	78	32,040,529.09	2.20	7.225	349	72.23	708
48	227	79,397,957.93	5.46	7.109	350	75.58	713
49	300	127,337,771.29	8.75	7.200	364	77.03	720
50	424	152,759,393.94	10.50	7.198	364	75.98	725
51	203	70,855,924.72	4.87	7.544	362	77.35	713
52	71	30,933,725.30	2.13	7.625	393	74.69	725
53	7	2,710,334.49	0.19	7.953	353	72.59	707
61	1	999,939.90	0.07	7.875	337	74.07	720
63	3	1,484,952.88	0.10	6.693	339	64.00	692
64	3	1,426,250.00	0.10	6.930	340	76.22	685
65	4	1,941,454.69	0.13	7.015	341	66.44	698
66	5	1,613,246.74	0.11	6.681	342	71.66	697
67	3	869,572.06	0.06	6.866	343	55.08	729
68	3	1,576,000.00	0.11	6.845	344	61.39	721
69	2	272,581.49	0.02	6.445	345	44.14	662
70	3	2,228,000.00	0.15	6.555	346	75.62	692
71	10	2,578,842.61	0.18	6.535	347	76.25	696
72	36	10,321,081.08	0.71	6.578	348	75.59	723
73	23	10,233,046.88	0.70	6.707	349	75.46	717
74	20	9,459,519.01	0.65	6.802	350	75.21	729
75	35	14,197,478.33	0.98	7.226	351	72.49	746
76	10	3,689,610.73	0.25	6.620	352	76.85	724
108	1	454,000.00	0.03	7.750	348	73.94	673
109	1	219,673.04	0.02	8.250	349	80.00	721
110	6	2,335,557.76	0.16	7.327	350	66.94	749
111	7	1,934,012.98	0.13	6.789	351	75.85	725
112	5	1,025,787.23	0.07	6.739	352	72.74	760
Total	3,774	$1,454,807,523.47	100.00%	7.255%	371	75.18%	717

The weighted average months to next payment adjustment of the adjustable rate mortgage loans was approximately 34 months as of April 1, 2008.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	50	$21,130,055.62	1.36%	7.507%	355	79.26%	698
60 - 89 Days	32	12,967,303.32	0.84	7.357	374	80.33	700
90+ Days	28	10,891,566.08	0.70	7.592	351	82.13	703
Current	4,024	1,472,712,481.27	94.89	7.210	369	75.00	716
Foreclosure	70	32,429,164.12	2.09	7.483	366	80.54	699
REO	5	1,892,201.04	0.12	7.507	422	75.84	695
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	3,994	$1,461,275,637.65	94.15%	7.211%	370	74.96%	716
1	185	79,997,811.91	5.15	7.452	364	80.06	697
2	22	7,301,322.35	0.47	7.286	348	82.52	676
3	6	2,589,406.86	0.17	7.238	346	79.57	716
4	1	247,090.34	0.02	7.375	350	80.00	642
5	1	611,502.34	0.04	7.500	465	80.00	668
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,075	$1,494,142,956.22	96.27%	7.215%	369	75.07%	716
1	124	55,020,387.07	3.55	7.460	368	80.39	703
2	7	2,300,534.80	0.15	7.338	347	82.40	699
3	2	331,284.72	0.02	6.321	351	99.34	606
4	1	227,608.64	0.01	7.500	347	78.57	648
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,160	$1,530,528,838.26	98.62%	7.220%	369	75.19%	715
1	22	9,475,748.59	0.61	7.620	359	83.94	704
2	12	5,125,382.65	0.33	7.465	372	79.39	694
3	10	4,291,673.28	0.28	7.488	359	81.17	678
4	4	1,601,188.77	0.10	7.128	373	76.37	725
5	1	999,939.90	0.06	7.875	337	74.07	720
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Foreclosure Status of the Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	4,130	$1,515,668,012.13	97.66%	7.218%	369	75.15%	715
1	20	7,281,169.13	0.47	7.492	371	82.50	695
2	21	10,991,252.85	0.71	7.544	375	78.84	703
3	16	8,835,954.05	0.57	7.338	364	80.42	699
4	13	4,925,423.78	0.32	7.513	374	81.55	698
5	8	3,904,063.82	0.25	7.647	348	78.51	679
6	1	416,895.69	0.03	7.500	469	80.00	714
Total	4,209	$1,552,022,771.45	100.00%	7.224%	369	75.27%	715

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of April 1, 2008.

The group 1 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 50,000.00	10	$358,833.35	0.06%	7.211%	316	73.45%	663
50,000.01 - 100,000.00	82	6,815,308.20	1.19	7.149	351	69.97	706
100,000.01 - 150,000.00	256	32,834,139.91	5.75	7.091	353	74.46	709
150,000.01 - 200,000.00	367	64,429,431.81	11.28	7.145	358	75.37	709
200,000.01 - 250,000.00	396	88,846,670.34	15.55	7.210	364	76.19	714
250,000.01 - 300,000.00	329	90,572,457.44	15.85	7.247	368	77.53	714
300,000.01 - 350,000.00	264	85,394,557.93	14.95	7.242	368	77.05	722
350,000.01 - 400,000.00	285	106,499,574.88	18.64	7.220	367	76.82	716
400,000.01 - 450,000.00	164	68,406,335.57	11.97	7.273	368	76.36	717
450,000.01 - 500,000.00	18	8,506,501.95	1.49	7.185	375	75.15	717
500,000.01 - 550,000.00	12	6,328,830.49	1.11	7.386	368	78.40	694
550,000.01 - 600,000.00	9	5,261,021.82	0.92	7.340	350	64.80	745
600,000.01 - 650,000.00	7	4,333,254.46	0.76	7.793	364	71.96	730
650,000.01 - 700,000.00	2	1,341,098.24	0.23	8.438	347	72.40	746
700,000.01 - 750,000.00	1	706,002.26	0.12	8.000	349	69.95	787
750,000.01 - 800,000.00	1	750,576.62	0.13	7.750	339	75.00	700
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The average Stated Principal Balance of the Group 1 mortgage loans was approximately $259,367 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

120	3	$555,559.94	0.10%	6.870%	112	45.96%	718
180	6	652,432.18	0.11	6.599	172	77.17	655
240	4	513,347.16	0.09	6.306	232	70.16	645
300	1	136,798.92	0.02	6.500	291	64.27	609
360	1,896	485,998,328.17	85.06	7.168	348	76.64	716
480	293	83,528,128.90	14.62	7.582	468	74.29	715
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The weighted average original term to stated maturity of the Group 1 mortgage loans was approximately 377 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

61 - 120	3	$555,559.94	0.10%	6.870%	112	45.96%	718
121 - 180	6	652,432.18	0.11	6.599	172	77.17	655
181 - 240	4	513,347.16	0.09	6.306	232	70.16	645
241 - 300	1	136,798.92	0.02	6.500	291	64.27	609
301 - 360	1,896	485,998,328.17	85.06	7.168	348	76.64	716
361 and above	293	83,528,128.90	14.62	7.582	468	74.29	715
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The weighted average remaining term to stated maturity of the Group 1 mortgage loans was approximately 365 months as of April 1, 2008.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	279	$67,420,203.54	11.80%	7.263%	363	77.63%	721
Cooperative	10	2,298,855.49	0.40	6.330	346	79.10	712
Manufactured Housing	4	729,121.05	0.13	6.929	352	88.64	644
Planned Unit Development	385	102,280,210.89	17.90	7.204	361	78.93	720
Single Family	1,408	358,615,669.55	62.76	7.212	366	75.62	713
Townhouse	8	1,560,636.28	0.27	7.210	376	69.96	713
Two-to Four-Family	109	38,479,898.47	6.73	7.420	364	72.48	717
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	409	$92,251,785.62	16.15%	7.366%	362	72.62%	727
Primary	1,690	450,022,542.48	78.76	7.199	366	76.94	712
Second Home	104	29,110,267.17	5.09	7.217	360	77.13	734
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

___________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 1 Mortgage Loans

Product Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

10/1 YR LIBOR IO	4	$1,123,549.22	0.20%	6.389%	351	73.00%	763
2/28 6 MO LIBOR	1	110,797.82	0.02	8.750	348	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.05	7.875	348	100.00	687
3/1 YR LIBOR	1	379,122.10	0.07	6.750	350	85.00	806
3/1 YR LIBOR IO	4	819,391.39	0.14	6.826	351	78.23	695
3/27 6 MO LIBOR	2	461,947.44	0.08	7.653	350	73.69	688
3/27 6 MO LIBOR IO	14	3,615,071.30	0.63	7.400	350	86.09	723
5/1 YR LIBOR	15	3,565,654.45	0.62	6.563	350	75.83	731
5/1 YR LIBOR IO	125	32,742,488.82	5.73	6.720	349	74.41	708
5/25 6 MO LIBOR	18	3,710,938.78	0.65	7.857	350	89.94	702
5/25 6 MO LIBOR IO	105	30,896,078.54	5.41	7.623	349	92.70	728
6 MO LIBOR IO	1	399,999.11	0.07	7.950	452	70.18	726
7/1 YR LIBOR	3	843,396.33	0.15	7.204	360	93.40	696
7/1 YR LIBOR IO	6	1,707,449.85	0.30	6.228	351	74.25	731
7/23 6 MO LIBOR	9	1,846,090.86	0.32	7.280	346	76.18	688
7/23 6 MO LIBOR IO	10	2,128,823.44	0.37	7.226	346	81.84	700
Fixed Rate	142	26,722,798.08	4.68	6.626	339	77.51	682
Fixed Rate IO	8	1,873,480.55	0.33	6.892	352	83.59	699
Negam 10/1 MO MTA	2	409,762.58	0.07	7.552	351	69.49	659
Negam 10/6 MO LIBOR	3	796,420.46	0.14	7.585	350	77.88	728
Negam 5/1 MO LIBOR IO YRS 5-10	4	988,196.78	0.17	7.925	351	84.32	682
Negam 5/1 MO MTA	120	34,788,635.63	6.09	7.806	357	68.42	707
Negam 5/1 MO MTA IO YRS 5-10	34	8,987,513.52	1.57	7.665	363	77.66	722
Negam 5/1 YR LIBOR IO YRS 5-10	61	16,561,474.03	2.90	7.103	349	73.80	719
Negam 5/6 MO LIBOR IO YRS 5-10	783	198,845,965.55	34.80	6.898	354	74.50	730
Negam 7/1 MO LIBOR IO YRS 7-10	3	546,408.34	0.10	7.919	351	85.98	711
Negam 7/1 MO MTA IO YRS 7-10	4	1,206,865.98	0.21	7.667	351	84.51	733
Negam 7/6 MO LIBOR IO Yr 7-10	35	7,456,769.93	1.31	6.421	348	75.66	716
Negam Fixed 10 Yr NEGAM	6	1,332,750.52	0.23	7.015	352	57.37	708
Negam Fixed IO Yrs 5-10	6	2,099,065.12	0.37	8.097	350	84.83	714
Negam LIBOR	24	5,394,575.83	0.94	6.240	364	78.48	709
Negam LIBOR 40/30 Balloon	4	1,273,012.45	0.22	6.083	349	72.96	683
Negam LIBOR 5 Yr Fixed Pay	2	555,175.32	0.10	5.875	429	73.40	756
Negam MTA	549	153,539,944.34	26.87	7.669	392	76.73	705
Negam MTA 40/30 Balloon	6	2,064,185.09	0.36	7.739	348	76.79	699
Negam MTA 5 Yr Fixed Pay	82	19,435,871.41	3.40	7.558	401	74.23	712
Negam MTA 5 Yr FxPay 40/30 Balloon	6	1,855,024.31	0.32	7.600	350	70.65	680
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Loan Purposes of the Group 1 Mortgage Loans

Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	1,120	$293,460,084.01	51.36%	7.250%	368	72.45%	712
Purchase	513	130,984,606.57	22.92	7.262	358	84.46	726
Rate/Term Refinance	570	146,939,904.69	25.72	7.148	365	76.55	712
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	49	$13,213,769.32	2.31%	6.893%	350	73.91%	716
Express Documentation	27	6,947,570.17	1.22	7.639	405	67.55	722
Full Documentation	597	128,055,383.14	22.41	6.893	351	77.40	712
Lite Documentation	227	65,942,978.40	11.54	7.655	379	71.76	696
No Income/No Asset	10	2,932,992.71	0.51	7.432	366	75.13	705
No Income/Verified Asset*	56	15,866,737.04	2.78	7.262	352	77.76	726
No Documentation	40	10,789,751.48	1.89	7.553	350	85.14	732
Reduced Documentation	50	11,563,062.05	2.02	7.136	363	75.67	728
Stated Income/Stated Asset	136	35,212,430.61	6.16	7.487	379	77.75	712
Stated Income/Verified Asset	1,011	280,859,920.35	49.15	7.238	367	76.54	720
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	103	$25,114,691.97	4.40%	7.016%	360	71.18%	734
20.01 - 25.00	156	37,894,527.97	6.63	7.155	361	73.07	720
25.01 - 30.00	259	68,465,458.90	11.98	7.109	360	74.55	720
30.01 - 35.00	391	101,127,742.66	17.70	7.250	362	76.10	716
35.01 - 40.00	583	156,233,968.35	27.34	7.362	373	76.52	709
40.01 - 45.00	474	122,280,325.00	21.40	7.159	365	77.53	714
45.01 - 50.00	88	21,860,545.41	3.83	7.128	364	76.40	713
50.01 - 55.00	26	5,246,954.21	0.92	7.180	373	79.67	710
55.01 - 60.00	10	1,968,099.85	0.34	6.893	352	79.76	659
60.01 and above	11	2,544,539.97	0.45	6.869	342	85.15	709
None	102	28,647,740.98	5.01	7.396	353	80.86	727
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The non-zero weighted average debt-to-income ratio of the Group 1 mortgage loans was approximately 35.35% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	119	$23,880,113.80	4.18%	7.010%	360	38.83%	737
50.00 - 54.99	49	12,170,373.52	2.13	7.095	361	52.53	726
55.00 - 59.99	71	18,618,724.61	3.26	7.025	376	57.57	716
60.00 - 64.99	89	23,717,902.05	4.15	7.003	362	62.65	716
65.00 - 69.99	136	37,126,533.46	6.50	7.174	374	67.51	719
70.00 - 74.99	211	54,662,730.38	9.57	7.149	363	72.10	712
75.00 - 79.99	383	100,486,759.02	17.59	7.162	361	77.27	713
80.00	736	204,135,588.95	35.73	7.312	370	80.00	717
80.01 - 84.99	25	5,694,327.54	1.00	7.098	347	83.87	704
85.00 - 89.99	101	22,948,908.92	4.02	7.076	352	87.84	703
90.00 - 94.99	138	31,855,584.62	5.58	7.483	360	90.54	702
95.00 - 99.99	90	20,317,015.77	3.56	7.290	357	95.92	705
100.00	55	15,770,032.63	2.76	7.604	349	100.00	729
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The weighted average original combined loan-to-value ratio of the Group 1 mortgage loans was approximately 76.25% as of April 1, 2008.

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Location	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	9	$1,795,242.74	0.31%	7.093%	347	85.36%	727
Alaska	7	2,153,478.56	0.38	7.038	358	78.28	711
Arizona	147	34,401,629.86	6.02	7.288	367	77.36	724
California	691	216,950,189.38	37.97	7.360	374	72.93	715
Colorado	50	10,845,004.86	1.90	7.102	355	79.44	746
Connecticut	22	5,284,943.95	0.92	6.949	368	78.32	702
Delaware	5	1,032,562.82	0.18	7.568	349	90.50	710
District of Columbia	3	929,258.93	0.16	7.589	347	69.58	679
Florida	343	80,057,383.59	14.01	7.263	361	77.41	710
Georgia	31	6,036,743.74	1.06	7.174	348	84.27	691
Hawaii	32	14,773,862.95	2.59	7.306	371	72.81	730
Idaho	9	1,969,520.15	0.34	7.011	347	77.82	707
Illinois	57	13,579,510.51	2.38	7.182	353	80.64	702
Indiana	19	3,181,911.52	0.56	6.841	351	82.50	707
Iowa	4	729,911.71	0.13	6.855	347	84.57	698
Kansas	4	573,863.90	0.10	6.842	352	90.32	686
Kentucky	7	715,121.52	0.13	7.025	350	81.84	682
Louisiana	8	1,428,823.72	0.25	6.771	340	90.19	690
Maine	9	1,663,783.98	0.29	6.416	346	77.03	720
Maryland	52	13,265,502.47	2.32	7.144	351	81.58	718
Massachusetts	12	3,020,314.66	0.53	6.973	367	82.26	714
Michigan	44	8,109,021.89	1.42	6.924	355	78.86	727
Minnesota	19	4,550,414.61	0.80	6.903	359	80.23	716
Mississippi	3	525,936.80	0.09	6.411	350	61.03	738
Missouri	20	3,316,391.48	0.58	7.038	355	77.92	737
Montana	3	604,479.42	0.11	7.314	307	86.02	717
Nebraska	3	326,890.26	0.06	7.358	412	83.15	729
Nevada	57	14,310,191.26	2.50	7.449	375	80.01	715
New Hampshire	3	645,972.89	0.11	6.756	339	72.19	689
New Jersey	45	11,989,599.64	2.10	6.855	348	77.86	708
New Mexico	15	2,901,051.66	0.51	7.002	359	79.06	724
New York	37	10,766,556.13	1.88	7.025	344	71.38	716
North Carolina	31	5,758,846.11	1.01	7.066	349	81.74	696
Ohio	12	1,598,184.22	0.28	7.049	358	84.16	694
Oklahoma	3	426,073.42	0.07	6.362	365	82.07	698
Oregon	57	14,331,288.93	2.51	7.137	368	78.33	721
Pennsylvania	33	6,023,447.08	1.05	6.780	340	74.02	724
Rhode Island	4	994,994.33	0.17	6.847	348	88.02	674
South Carolina	15	2,368,442.02	0.41	7.049	349	80.25	705
South Dakota	1	103,846.22	0.02	7.750	470	90.00	698
Tennessee	8	1,601,620.32	0.28	6.828	356	83.59	742
Texas	27	4,796,287.46	0.84	7.062	360	81.63	715
Utah	32	7,202,116.68	1.26	7.243	358	85.29	720
Virginia	51	12,510,371.49	2.19	7.102	358	77.15	707
Washington	144	38,151,246.47	6.68	7.078	361	76.93	720
West Virginia	5	1,153,406.17	0.20	6.889	348	84.17	729
Wisconsin	10	1,929,352.79	0.34	6.855	347	77.26	690
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 1 mortgage loans by Stated Principal Balance was approximately 0.50% in the 92114 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.000 - 5.499	2	$392,954.79	0.07%	5.344%	305	69.06%	724
5.500 - 5.999	48	11,517,379.33	2.02	5.798	350	71.34	730
6.000 - 6.499	189	46,864,045.37	8.20	6.259	353	73.44	726
6.500 - 6.999	554	140,444,254.30	24.58	6.732	349	74.70	720
7.000 - 7.499	596	151,469,310.73	26.51	7.190	362	76.00	719
7.500 - 7.999	592	156,736,596.23	27.43	7.696	383	77.82	708
8.000 - 8.499	182	52,978,472.02	9.27	8.120	379	78.00	702
8.500 - 8.999	34	9,249,533.86	1.62	8.671	349	85.58	713
9.000 - 9.499	6	1,732,048.64	0.30	9.163	349	89.95	691
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The weighted average loan rate of the Group 1 mortgage loans as of April 1, 2008 was approximately 7.227%.

Maximum Loan Rates of the Group 1 Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

9.500 - 9.999	523	$141,752,190.36	26.28%	7.600%	387	77.44%	709
10.000 - 10.499	2	630,867.58	0.12	7.321	342	76.65	686
10.500 - 10.999	163	45,190,490.26	8.38	7.307	398	74.66	698
11.000 - 11.499	127	30,989,418.56	5.75	6.483	359	72.42	730
11.500 - 11.999	401	104,013,484.75	19.28	6.734	350	74.18	728
12.000 - 12.499	379	98,424,051.69	18.25	7.100	352	75.87	722
12.500 - 12.999	295	77,970,588.91	14.46	7.435	361	77.32	720
13.000 - 13.499	98	27,711,114.58	5.14	7.792	350	77.36	712
13.500 - 13.999	45	10,968,720.20	2.03	8.173	349	85.38	706
14.000 - 14.499	5	1,354,364.48	0.25	9.173	349	89.94	695
14.500 - 14.999	2	216,347.82	0.04	8.628	348	89.99	734
15.500 - 15.999	1	134,861.81	0.03	7.875	343	80.00	685
Total	2,041	$539,356,501.00	100.00%	7.255%	366	76.18%	717

The weighted average maximum loan rate of the Group 1 adjustable rate mortgage loans was approximately 11.512% as of April 1, 2008.

Minimum Loan Rates of the Group 1 Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	722	$177,022,070.42	32.82%	6.814%	349	75.02%	727
2.500 - 2.999	409	112,934,760.77	20.94	7.137	369	75.41	725
3.000 - 3.499	521	143,744,132.45	26.65	7.606	381	75.47	707
3.500 - 3.999	222	60,822,557.05	11.28	7.877	386	81.26	701
4.000 - 4.499	90	26,227,819.56	4.86	7.452	349	79.23	718
4.500 - 4.999	49	12,386,208.89	2.30	6.981	349	74.31	711
5.000 - 5.499	23	4,910,930.91	0.91	7.370	349	80.44	692
5.500 - 5.999	5	1,308,020.95	0.24	7.750	349	82.50	684
Total	2,041	$539,356,501.00	100.00%	7.255%	366	76.18%	717

The weighted average minimum loan rate of the Group 1 adjustable rate mortgage loans was approximately 2.961% as of April 1, 2008.

Gross Margins of the Group 1 Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	848	$209,608,654.90	38.86%	6.803%	349	74.85%	724
2.500 - 2.999	392	108,711,472.35	20.16	7.098	370	74.90	726
3.000 - 3.499	529	145,864,322.46	27.04	7.611	381	75.63	708
3.500 - 3.999	221	60,341,331.89	11.19	7.975	386	82.12	700
4.000 - 4.499	45	13,240,493.10	2.45	8.415	349	86.61	722
4.500 - 4.999	1	630,040.65	0.12	8.875	343	68.60	736
5.000 - 5.499	5	960,185.65	0.18	7.305	349	82.83	635
Total	2,041	$539,356,501.00	100.00%	7.255%	366	76.18%	717

The weighted average gross margin of the Group 1 adjustable rate mortgage loans was approximately 2.831% as of April 1, 2008.

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

500 - 524	1	$144,603.83	0.03%	6.625%	352	85.68%	514
525 - 549	3	302,547.48	0.05	6.817	304	91.69	536
550 - 574	7	1,113,595.33	0.19	7.030	336	76.90	561
575 - 599	18	2,805,750.20	0.49	6.722	346	80.11	590
600 - 624	45	10,169,353.44	1.78	7.223	356	75.51	616
625 - 649	137	30,851,662.41	5.40	7.417	374	74.81	638
650 - 674	261	67,866,758.30	11.88	7.310	364	77.30	664
675 - 699	404	108,344,674.42	18.96	7.314	363	76.98	687
700 - 724	414	110,587,253.57	19.35	7.261	370	76.92	711
725 - 749	341	89,810,940.69	15.72	7.205	363	78.66	737
750 - 774	267	69,669,028.41	12.19	7.170	359	76.15	761
775 - 799	203	54,331,302.29	9.51	7.001	366	72.22	785
800 and above	92	22,677,414.34	3.97	6.979	369	68.65	807
None	10	2,709,710.56	0.47	7.573	374	74.26	N/A
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

The weighted average credit score of the Group 1 mortgage loans with credit scores was approximately 715 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	990	$237,856,427.50	41.63%	6.930%	350	77.45%	718
6	1	344,369.76	0.06	7.250	345	73.63	785
12	256	73,394,803.11	12.85	7.307	366	75.35	716
24	71	21,599,317.99	3.78	7.446	391	74.57	724
30	2	573,003.39	0.10	8.281	349	89.95	692
36	883	237,616,673.52	41.59	7.477	377	75.46	712
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Negative Amortization Limits of the Group 1 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Not Applicable - Non Negam	469	$113,246,978.08	19.82%	7.027%	347	81.63%	709
110	70	21,137,457.78	3.70	7.650	357	78.30	714
115	1,497	390,142,231.14	68.28	7.196	371	75.20	718
120	167	46,857,928.27	8.20	7.773	356	71.13	709
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Months to Next Rate Adjustment Date of the Group 1 Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	673	$184,117,788.75	34.14%	7.599%	391	76.42%	705
2	1	399,999.11	0.07	7.950	452	70.18	726
12	2	410,697.82	0.08	8.111	348	97.30	698
24	1	360,000.00	0.07	7.740	348	100.00	704
25	3	751,244.00	0.14	7.601	349	89.36	715
26	14	3,606,062.48	0.67	7.314	350	82.61	726
28	3	558,225.75	0.10	6.393	352	72.68	707
40	4	1,241,903.49	0.23	7.825	340	63.22	740
42	3	642,855.54	0.12	7.177	342	87.71	776
43	58	14,940,931.12	2.77	6.942	348	71.80	727
44	213	52,433,448.10	9.72	6.918	350	74.81	726
45	196	51,675,949.74	9.58	6.872	349	75.63	731
46	146	34,488,443.12	6.39	6.912	351	73.37	725
47	42	11,708,491.59	2.17	7.291	351	73.01	708
48	152	38,150,073.46	7.07	7.036	348	78.29	711
49	124	36,065,933.18	6.69	7.433	360	77.82	721
50	237	65,759,301.13	12.19	7.149	359	77.72	728
51	80	20,937,046.28	3.88	7.444	362	74.71	716
52	10	3,042,569.35	0.56	7.725	382	69.02	707
65	1	353,196.37	0.07	6.250	341	67.67	693
66	3	875,151.12	0.16	6.462	342	64.99	679
67	1	231,992.73	0.04	6.750	343	80.00	720
68	1	228,000.00	0.04	7.000	344	80.00	669
69	1	95,000.00	0.02	5.875	345	47.50	721
71	6	1,075,227.35	0.20	6.210	347	80.90	668
72	28	6,156,643.92	1.14	6.539	348	78.08	716
73	7	1,152,549.69	0.21	8.109	349	77.80	727
74	6	1,263,923.05	0.23	6.990	350	78.76	718
75	12	2,832,857.99	0.53	7.223	353	82.69	737
76	4	1,471,262.51	0.27	6.680	352	81.77	694
109	1	219,673.04	0.04	8.250	349	80.00	721
110	3	747,191.59	0.14	7.399	350	74.30	705
111	3	900,318.40	0.17	6.582	351	71.44	767
112	2	462,549.23	0.09	6.588	352	75.92	715
Total	2,041	$539,356,501.00	100.00%	7.255%	366	76.18%	717

The weighted average months to next rate adjustment of the Group 1 adjustable rate mortgage loans was approximately 32 months as of April 1, 2008.

Months to Next Payment Adjustment Date of the Group 1 Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	139	$34,956,655.38	6.48%	7.529%	392	76.15%	712
2	144	38,194,339.82	7.08	7.452	397	76.58	708
3	47	13,029,970.87	2.42	7.575	386	76.24	706
4	17	5,423,184.52	1.01	7.803	400	78.31	706
5	4	1,079,313.26	0.20	7.733	373	78.61	685
6	6	2,128,870.35	0.39	7.896	342	81.74	704
7	14	5,377,650.94	1.00	8.015	351	79.65	715
8	5	1,572,251.19	0.29	8.042	376	76.84	683
9	21	6,515,783.06	1.21	8.014	364	79.23	697
10	36	10,615,432.11	1.97	7.747	374	77.36	698
11	68	20,560,495.53	3.81	7.652	396	74.42	691
12	103	29,231,909.34	5.42	7.680	391	77.09	711
24	1	360,000.00	0.07	7.740	348	100.00	704
25	3	751,244.00	0.14	7.601	349	89.36	715
26	14	3,606,062.48	0.67	7.314	350	82.61	726
28	3	558,225.75	0.10	6.393	352	72.68	707
40	3	1,009,545.53	0.19	7.843	340	59.36	753
41	1	89,910.00	0.02	7.500	342	89.02	691
42	2	552,945.54	0.10	7.125	342	87.49	789
43	58	14,940,931.12	2.77	6.942	348	71.80	727
44	214	52,570,696.93	9.75	6.920	350	74.82	726
45	196	51,675,949.74	9.58	6.872	349	75.63	731
46	144	34,090,723.13	6.32	6.908	351	73.37	725
47	36	9,702,849.86	1.80	7.172	352	73.70	702
48	154	38,366,037.74	7.11	7.032	351	78.09	710
49	150	42,202,614.93	7.82	7.405	372	77.29	720
50	285	77,165,474.45	14.31	7.204	362	77.21	725
51	84	21,919,327.09	4.06	7.448	362	74.54	717
52	10	3,042,569.35	0.56	7.725	382	69.02	707
65	1	353,196.37	0.07	6.250	341	67.67	693
66	3	875,151.12	0.16	6.462	342	64.99	679
67	1	231,992.73	0.04	6.750	343	80.00	720
68	1	228,000.00	0.04	7.000	344	80.00	669
69	1	95,000.00	0.02	5.875	345	47.50	721
71	6	1,075,227.35	0.20	6.210	347	80.90	668
72	28	6,156,643.92	1.14	6.539	348	78.08	716
73	7	1,152,549.69	0.21	8.109	349	77.80	727
74	6	1,263,923.05	0.23	6.990	350	78.76	718
75	12	2,832,857.99	0.53	7.223	353	82.69	737
76	4	1,471,262.51	0.27	6.680	352	81.77	694
109	1	219,673.04	0.04	8.250	349	80.00	721
110	3	747,191.59	0.14	7.399	350	74.30	705
111	3	900,318.40	0.17	6.582	351	71.44	767
112	2	462,549.23	0.09	6.588	352	75.92	715
Total	2,041	$539,356,501.00	100.00%	7.255%	366	76.18%	717

The weighted average months to next payment adjustment of the Group 1 adjustable rate mortgage loans was approximately 35 months as of April 1, 2008.

Delinquency Status of the Group 1 Mortgage Loans

Delinquency Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	26	$7,974,214.01	1.40%	7.756%	354	81.15%	697
60 - 89 Days	18	5,699,325.18	1.00	7.472	379	80.64	696
90+ Days	18	4,532,545.24	0.79	7.767	357	87.52	706
Current	2,114	544,928,213.37	95.37	7.205	365	75.94	716
Foreclosure	27	8,250,297.47	1.44	7.663	378	82.87	704
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,105	$542,771,679.48	94.99%	7.205%	365	75.91%	716
1	84	24,768,574.73	4.33	7.649	367	82.56	701
2	11	2,856,880.31	0.50	7.604	349	85.35	676
3	2	740,370.41	0.13	7.805	349	79.03	724
4	1	247,090.34	0.04	7.375	350	80.00	642
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,138	$552,462,858.60	96.69%	7.213%	364	76.03%	716
1	60	17,785,186.27	3.11	7.656	374	82.70	705
2	3	719,746.41	0.13	7.287	349	83.58	705
3	1	189,195.35	0.03	7.500	351	100.00	597
4	1	227,608.64	0.04	7.500	347	78.57	648
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

90+ Day Delinquencies of the Group 1 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,178	$564,588,269.60	98.81%	7.220%	365	76.14%	716
1	14	4,093,555.29	0.72	7.953	346	87.82	709
2	6	1,382,300.59	0.24	7.602	378	90.58	693
3	3	731,354.67	0.13	7.261	347	77.65	684
4	2	589,115.12	0.10	7.685	418	70.12	711
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Foreclosure Status of the Group 1 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,175	$562,911,859.77	98.52%	7.220%	365	76.16%	716
1	9	2,516,807.67	0.44	7.602	366	84.59	709
2	6	1,961,284.33	0.34	7.556	407	78.18	726
3	4	1,325,047.10	0.23	8.184	346	83.25	691
4	5	1,590,304.52	0.28	7.662	371	88.64	686
5	3	662,396.19	0.12	7.138	347	76.17	691
6	1	416,895.69	0.07	7.500	469	80.00	714
Total	2,203	$571,384,595.27	100.00%	7.227%	365	76.25%	715

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of April 1, 2008.

The group 2 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	10	$383,882.20	0.04%	6.908%	276	55.77%	696
50,000.01 - 100,000.00	50	3,877,874.58	0.40	7.286	347	73.67	669
100,000.01 - 150,000.00	99	12,583,996.80	1.28	6.975	340	73.93	681
150,000.01 - 200,000.00	114	20,091,104.38	2.05	7.216	362	74.89	685
200,000.01 - 250,000.00	109	24,595,478.84	2.51	7.222	365	76.93	697
250,000.01 - 300,000.00	90	24,745,191.04	2.52	7.414	368	72.35	701
300,000.01 - 350,000.00	84	27,402,734.47	2.79	7.533	372	73.17	698
350,000.01 - 400,000.00	95	35,704,726.70	3.64	7.382	373	75.31	698
400,000.01 - 450,000.00	195	84,041,139.63	8.57	7.282	368	75.95	714
450,000.01 - 500,000.00	243	115,706,507.07	11.80	7.258	370	76.22	718
500,000.01 - 550,000.00	220	115,353,918.61	11.76	7.240	372	77.84	716
550,000.01 - 600,000.00	192	110,164,056.05	11.23	7.250	379	77.17	717
600,000.01 - 650,000.00	123	76,529,114.97	7.80	7.091	368	76.55	717
650,000.01 - 700,000.00	124	83,589,947.63	8.52	7.202	374	74.96	724
700,000.01 - 750,000.00	57	41,339,096.01	4.22	7.220	378	72.42	711
750,000.01 - 800,000.00	39	30,178,572.15	3.08	7.221	379	75.05	711
800,000.01 - 850,000.00	32	26,398,140.23	2.69	7.274	396	69.14	726
850,000.01 - 900,000.00	19	16,607,110.01	1.69	7.251	392	71.67	711
900,000.01 - 950,000.00	15	13,915,673.33	1.42	7.202	372	75.87	713
950,000.01 - 1,000,000.00	29	28,572,718.78	2.91	6.963	361	73.56	714
1,000,000.01 and above	67	88,857,192.70	9.06	7.083	367	66.36	731
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The average Stated Principal Balance of the Group 2 mortgage loans was approximately $488,853 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

120	3	$289,766.35	0.03%	5.853%	111	58.35%	708
180	8	1,467,337.19	0.15	6.415	171	72.55	644
240	8	1,366,137.93	0.14	6.625	232	69.82	647
360	1,624	781,275,138.92	79.67	7.142	348	74.61	716
480	363	196,239,795.79	20.01	7.556	469	75.14	712
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The weighted average original term to stated maturity of the Group 2 mortgage loans was approximately 384 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

61 - 120	3	$289,766.35	0.03%	5.853%	111	58.35%	708
121 - 180	8	1,467,337.19	0.15	6.415	171	72.55	644
181 - 240	8	1,366,137.93	0.14	6.625	232	69.82	647
301 - 360	1,624	781,275,138.92	79.67	7.142	348	74.61	716
361 and above	363	196,239,795.79	20.01	7.556	469	75.14	712
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The weighted average remaining term to stated maturity of the Group 2 mortgage loans was approximately 372 months as of April 1, 2008.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	152	$62,772,080.68	6.40%	7.218%	374	76.59%	719
Cooperative	6	1,267,429.78	0.13	6.145	328	73.49	736
Manufactured Housing	6	590,541.16	0.06	7.252	351	94.54	636
Planned Unit Development	392	210,186,941.17	21.43	7.109	368	75.51	721
Single Family	1,382	671,397,499.79	68.47	7.247	372	74.38	713
Two-to Four-Family	68	34,423,683.60	3.51	7.472	379	72.36	704
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	158	$54,107,901.10	5.52%	7.515%	374	71.41%	728
Primary	1,798	901,213,147.44	91.90	7.210	372	74.88	714
Second Home	50	25,317,127.64	2.58	7.019	357	75.45	731
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 2 Mortgage Loans

Product Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1 YR LIBOR	1	$142,089.37	0.01%	4.750%	351	98.45%	618
10/1 YR LIBOR	3	755,683.19	0.08	6.807	351	78.39	709
10/1 YR LIBOR IO	4	1,138,000.00	0.12	7.178	350	72.10	710
3/1 YR LIBOR	4	968,566.61	0.10	6.107	377	72.08	699
3/1 YR LIBOR IO	8	2,432,506.78	0.25	6.295	351	71.71	705
3/27 6 MO LIBOR	2	1,108,161.33	0.11	6.964	350	70.01	718
3/27 6 MO LIBOR IO	11	6,262,635.09	0.64	6.991	349	80.84	739
5/1 YR LIBOR	9	2,999,485.19	0.31	6.310	351	71.02	700
5/1 YR LIBOR IO	48	28,133,657.17	2.87	6.950	349	77.31	713
5/25 6 MO LIBOR	3	829,051.48	0.08	7.625	350	84.03	741
5/25 6 MO LIBOR IO	121	72,593,807.22	7.40	6.881	349	77.59	718
6 MO LIBOR IO	1	347,057.03	0.04	7.375	332	63.27	705
7/1 YR LIBOR	7	2,355,926.52	0.24	6.476	352	73.40	745
7/1 YR LIBOR IO	9	4,445,490.32	0.45	6.850	347	70.14	715
7/23 6 MO LIBOR	4	1,649,142.75	0.17	7.085	348	71.37	714
7/23 6 MO LIBOR IO	43	23,869,993.25	2.43	6.646	347	71.62	711
Fixed Rate	233	48,551,821.80	4.95	6.601	341	76.70	682
Fixed Rate IO	19	4,499,339.47	0.46	6.911	351	77.82	709
Negam 10/1 MO MTA	1	157,249.39	0.02	8.100	351	90.00	780
Negam 10/6 MO LIBOR	3	1,588,366.17	0.16	7.294	350	63.48	769
Negam 3/1 MO MTA IO YRS 3-10	2	273,641.22	0.03	8.218	351	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	10	3,693,397.83	0.38	8.045	351	89.15	706
Negam 5/1 MO MTA	267	115,631,269.14	11.79	7.733	358	72.74	711
Negam 5/1 MO MTA IO YRS 5-10	54	20,783,512.17	2.12	7.749	360	82.76	706
Negam 5/1 YR LIBOR IO YRS 5-10	36	23,031,313.15	2.35	7.180	349	71.90	720
Negam 5/6 MO LIBOR IO YRS 5-10	397	236,561,194.52	24.12	6.873	359	72.95	733
Negam 7/1 MO LIBOR IO YRS 7-10	3	1,075,879.01	0.11	7.533	351	81.28	694
Negam 7/1 MO MTA IO YRS 7-10	14	7,538,177.59	0.77	7.552	351	69.95	766
Negam 7/6 MO LIBOR IO Yr 7-10	11	6,221,162.23	0.63	6.735	349	74.02	744
Negam Fixed 10 Yr NEGAM	7	4,709,970.81	0.48	6.853	351	63.72	757
Negam Fixed IO Yrs 5-10	14	7,426,021.63	0.76	7.665	351	79.95	701
Negam LIBOR	6	3,776,679.88	0.39	6.127	422	73.93	697
Negam LIBOR 40/30 Balloon	1	595,827.53	0.06	7.500	348	80.00	699
Negam MTA	627	332,117,535.99	33.87	7.519	403	75.39	706
Negam MTA 40/30 Balloon	5	2,980,504.78	0.30	7.456	347	72.74	685
Negam MTA 5 Yr Fixed Pay	17	8,963,427.15	0.91	7.590	417	76.12	704
Negam MTA 5 Yr FxPay 40/30 Balloon	1	430,631.42	0.04	6.625	351	67.00	764
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	998	$489,278,467.87	49.89%	7.280%	372	72.20%	711
Purchase	469	205,923,883.38	21.00	7.067	368	80.24	719
Rate/Term Refinance	539	285,435,824.93	29.11	7.235	374	74.99	717
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	31	$13,893,837.24	1.42%	6.847%	365	72.75%	717
Express Documentation	49	17,203,801.21	1.75	7.609	392	66.83	716
Full Documentation	512	174,901,255.50	17.84	6.928	350	76.14	712
Lite Documentation	662	320,809,693.35	32.71	7.535	389	74.38	704
No Income/No Asset	15	7,470,354.06	0.76	7.527	385	70.90	719
No Income/Verified Asset*	83	45,770,644.40	4.67	7.175	365	76.21	723
No Documentation	6	3,478,846.66	0.35	6.907	349	82.59	714
Reduced Documentation	31	18,342,903.00	1.87	7.019	348	79.44	716
Stated Income/Stated Asset	23	13,794,991.07	1.41	7.497	379	72.35	698
Stated Income/Verified Asset	594	364,971,849.69	37.22	7.087	368	74.40	725
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	60	$29,043,444.65	2.96%	6.964%	357	71.63%	721
20.01 - 25.00	113	56,623,915.08	5.77	6.936	363	72.25	725
25.01 - 30.00	209	100,187,899.73	10.22	7.039	355	73.05	728
30.01 - 35.00	352	176,887,296.84	18.04	7.235	366	74.10	720
35.01 - 40.00	682	334,136,346.76	34.07	7.396	381	75.89	709
40.01 - 45.00	373	195,745,292.55	19.96	7.230	381	74.43	711
45.01 - 50.00	97	40,345,266.36	4.11	6.893	360	76.02	708
50.01 - 55.00	26	6,067,899.28	0.62	6.787	349	78.05	674
55.01 - 60.00	18	3,664,573.78	0.37	6.584	338	73.10	668
60.01 and above	14	2,552,347.60	0.26	6.908	348	78.87	697
None	62	35,383,893.55	3.61	7.203	352	76.87	725
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The non-zero weighted average debt-to-income ratio of the Group 2 mortgage loans was approximately 35.83% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	89	$31,740,944.41	3.24%	6.809%	368	41.69%	730
50.00 - 54.99	37	16,345,762.91	1.67	7.043	364	52.61	711
55.00 - 59.99	63	36,044,174.88	3.68	7.029	356	57.68	727
60.00 - 64.99	102	57,812,441.59	5.90	7.115	372	62.45	725
65.00 - 69.99	134	74,918,356.39	7.64	7.179	371	67.66	715
70.00 - 74.99	217	115,026,259.18	11.73	7.182	373	72.24	717
75.00 - 79.99	408	215,513,988.98	21.98	7.251	370	77.12	713
80.00	728	363,523,835.01	37.07	7.274	377	80.00	715
80.01 - 84.99	19	5,785,896.95	0.59	7.293	349	83.05	705
85.00 - 89.99	49	18,800,256.60	1.92	7.405	369	88.16	700
90.00 - 94.99	96	32,279,116.96	3.29	7.493	362	90.57	711
95.00 - 99.99	60	12,190,339.99	1.24	7.211	356	96.27	656
100.00	4	656,802.33	0.07	6.701	351	100.00	680
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The weighted average original combined loan-to-value ratio of the Group 2 mortgage loans was approximately 74.70% as of April 1, 2008.

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Location	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	7	$1,924,806.96	0.20%	7.228%	349	81.07%	741
Alaska	1	193,285.46	0.02	6.875	352	74.00	618
Arizona	96	49,383,650.42	5.04	7.157	367	74.43	713
Arkansas	3	463,396.71	0.05	6.557	351	93.01	626
California	1,180	631,839,049.10	64.43	7.313	380	74.15	715
Colorado	20	8,141,791.73	0.83	7.082	348	77.74	705
Connecticut	11	4,619,810.28	0.47	6.815	364	69.57	707
District of Columbia	2	810,187.54	0.08	6.110	350	74.34	712
Florida	114	56,156,496.17	5.73	7.107	361	74.92	726
Georgia	11	3,798,034.56	0.39	6.654	350	82.27	719
Hawaii	12	10,433,554.24	1.06	6.851	358	68.21	731
Idaho	8	3,326,086.30	0.34	6.960	349	81.63	702
Illinois	51	17,755,015.97	1.81	6.933	356	76.89	697
Indiana	9	2,175,589.90	0.22	6.705	345	86.51	668
Iowa	2	194,250.63	0.02	6.203	351	78.57	724
Kansas	1	30,567.91	0.00	7.625	352	75.00	656
Kentucky	6	1,020,277.59	0.10	6.714	351	84.00	657
Louisiana	8	1,459,525.97	0.15	6.443	350	76.73	668
Maine	1	536,782.42	0.05	6.500	346	76.75	771
Maryland	34	15,865,672.77	1.62	6.897	348	76.82	717
Massachusetts	8	3,243,243.77	0.33	6.987	363	70.72	682
Michigan	14	7,945,004.93	0.81	7.371	354	66.77	753
Minnesota	5	1,691,768.93	0.17	7.641	351	79.23	672
Mississippi	4	939,198.26	0.10	6.760	347	80.17	710
Missouri	8	1,838,735.43	0.19	6.585	349	78.12	729
Nebraska	1	286,549.45	0.03	7.875	351	90.00	699
Nevada	44	17,919,492.09	1.83	7.449	381	76.15	701
New Hampshire	1	223,922.04	0.02	6.500	351	68.42	802
New Jersey	31	13,115,340.44	1.34	6.974	347	75.12	708
New Mexico	5	2,490,334.30	0.25	7.427	348	79.62	738
New York	42	19,282,065.07	1.97	7.186	349	76.06	697
North Carolina	23	7,557,367.11	0.77	6.816	346	76.54	711
Ohio	21	3,059,053.28	0.31	6.792	342	82.24	708
Oregon	35	16,205,717.47	1.65	6.988	354	75.37	713
Pennsylvania	16	3,628,133.96	0.37	6.810	330	77.52	679
South Carolina	12	5,195,637.81	0.53	7.161	348	78.81	694
South Dakota	1	347,070.00	0.04	6.125	351	80.00	704
Tennessee	6	2,480,079.21	0.25	6.479	342	66.67	749
Texas	27	5,785,375.44	0.59	6.667	345	79.19	692
Utah	9	5,015,249.28	0.51	7.187	350	80.89	723
Vermont	1	214,439.57	0.02	6.625	352	90.00	0
Virginia	40	15,442,723.24	1.57	7.128	350	74.42	707
Washington	72	35,176,373.68	3.59	7.063	363	77.16	726
West Virginia	1	153,987.50	0.02	7.500	351	80.00	764
Wisconsin	2	1,273,481.29	0.13	7.295	349	84.57	733
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 2 mortgage loans by Stated Principal Balance was approximately 0.71% in the 91344 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

4.500 - 4.999	1	$142,089.37	0.01%	4.750%	351	98.45%	618
5.000 - 5.499	2	890,604.00	0.09	5.375	350	72.56	678
5.500 - 5.999	36	15,940,334.92	1.63	5.816	351	68.96	735
6.000 - 6.499	163	75,284,372.21	7.68	6.253	350	71.38	724
6.500 - 6.999	471	236,811,773.69	24.15	6.729	351	73.34	724
7.000 - 7.499	555	291,990,547.88	29.78	7.212	375	74.50	717
7.500 - 7.999	545	263,231,712.77	26.84	7.688	392	76.61	708
8.000 - 8.499	199	85,637,906.86	8.73	8.151	378	76.15	697
8.500 - 8.999	30	10,069,022.68	1.03	8.576	375	82.82	686
9.000 - 9.499	4	639,811.80	0.07	9.132	351	92.14	655
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The weighted average loan rate of the Group 2 mortgage loans as of April 1, 2008 was approximately 7.222%.

Maximum Loan Rates of the Group 2 Adjustable Rate Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

9.500 - 9.999	189	$116,087,908.91	12.68%	7.546%	394	76.60%	710
10.000 - 10.499	1	607,604.00	0.07	5.375	349	80.00	705
10.500 - 10.999	473	241,399,191.67	26.37	7.386	404	74.75	705
11.000 - 11.499	104	52,954,370.07	5.78	6.449	360	69.71	728
11.500 - 11.999	300	179,904,424.52	19.65	6.722	352	73.19	730
12.000 - 12.499	228	121,012,423.53	13.22	7.127	357	74.03	724
12.500 - 12.999	280	130,857,994.74	14.29	7.573	360	76.65	718
13.000 - 13.499	135	59,780,530.12	6.53	7.932	355	74.57	705
13.500 - 13.999	22	12,722,987.55	1.39	7.862	362	77.22	719
14.000 - 14.499	1	123,587.36	0.01	9.130	351	90.00	705
Total	1,733	$915,451,022.47	100.00%	7.255%	374	74.59%	716

The weighted average maximum loan rate of the Group 2 adjustable rate mortgage loans was approximately 11.591% as of April 1, 2008.

Minimum Loan Rates of the Group 2 Adjustable Rate Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	341	$202,332,363.90	22.10%	6.779%	350	72.57%	729
2.500 - 2.999	594	317,389,524.70	34.67	7.069	365	74.91	724
3.000 - 3.499	625	307,222,515.65	33.56	7.610	390	74.91	708
3.500 - 3.999	126	60,234,528.30	6.58	7.978	422	76.95	681
4.000 - 4.499	14	8,331,680.32	0.91	7.478	353	75.55	711
4.500 - 4.999	12	7,838,710.83	0.86	6.930	349	77.97	725
5.000 - 5.499	18	9,647,758.87	1.05	7.511	349	77.77	704
5.500 - 5.999	3	2,453,939.90	0.27	7.801	344	76.46	691
Total	1,733	$915,451,022.47	100.00%	7.255%	374	74.59%	716

The weighted average minimum loan rate of the Group 2 adjustable rate mortgage loans was approximately 2.911% as of April 1, 2008.

Gross Margins of the Group 2 Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	373	$224,913,010.80	24.57%	6.812%	350	73.01%	727
2.500 - 2.999	545	299,596,121.10	32.73	7.008	366	74.38	724
3.000 - 3.499	648	318,117,367.47	34.75	7.618	389	75.06	710
3.500 - 3.999	151	66,665,080.08	7.28	8.042	416	78.49	681
4.000 - 4.499	8	4,481,617.52	0.49	8.403	357	74.31	706
5.000 - 5.499	8	1,677,825.50	0.18	7.652	350	82.22	671
Total	1,733	$915,451,022.47	100.00%	7.255%	374	74.59%	716

The weighted average gross margin of the Group 2 adjustable rate mortgage loans was approximately 2.860% as of April 1, 2008.

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

400 - 499	1	$113,942.32	0.01%	6.875%	352	96.42%	487
500 - 524	3	472,143.65	0.05	6.766	352	56.38	518
525 - 549	6	887,336.39	0.09	7.002	352	90.13	538
550 - 574	11	1,407,947.46	0.14	6.940	332	85.02	561
575 - 599	24	4,472,824.36	0.46	6.962	345	82.46	590
600 - 624	57	13,578,743.41	1.38	7.002	362	73.63	616
625 - 649	142	52,794,334.19	5.38	7.555	375	74.54	639
650 - 674	278	135,955,158.51	13.86	7.428	373	75.77	663
675 - 699	348	175,169,090.89	17.86	7.326	375	75.83	687
700 - 724	333	178,450,070.14	18.20	7.208	374	75.15	712
725 - 749	304	161,456,987.59	16.46	7.090	372	75.02	736
750 - 774	260	137,147,058.66	13.99	7.115	369	73.89	762
775 - 799	178	91,798,987.01	9.36	7.011	366	72.12	786
800 and above	56	26,263,711.99	2.68	7.208	370	68.28	806
None	5	669,839.61	0.07	6.737	352	86.87	N/A
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

The weighted average credit score of the Group 2 mortgage loans with credit scores was approximately 715 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	840	$394,696,674.68	40.25%	6.888%	354	74.12%	718
12	324	181,330,627.18	18.49	7.261	381	74.16	717
24	100	53,511,291.44	5.46	7.372	397	76.24	725
36	736	349,603,792.74	35.65	7.554	383	75.42	708
60	6	1,495,790.14	0.15	7.605	347	70.56	741
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Negative Amortization Limits of the Group 2 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Not Applicable - Non Negam	530	$203,082,414.57	20.71%	6.782%	347	76.23%	708
110	54	31,419,560.67	3.20	7.587	374	80.63	711
115	1,080	599,152,460.01	61.10	7.233	384	74.03	718
120	342	146,983,740.93	14.99	7.710	356	74.04	713
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Months to Next Rate Adjustment Date of the Group 2 Adjustable Rate Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1	657	$348,864,606.75	38.11%	7.504%	403	75.37%	706
2	1	347,057.03	0.04	7.375	332	63.27	705
3	1	142,089.37	0.02	4.750	351	98.45	618
23	1	699,666.90	0.08	7.500	347	70.00	738
24	4	2,182,138.88	0.24	6.797	348	86.69	752
25	4	2,539,697.64	0.28	7.042	349	77.05	743
26	4	2,101,293.00	0.23	6.939	350	75.62	725
27	9	2,170,402.64	0.24	6.477	363	70.88	710
28	5	1,352,311.97	0.15	6.192	352	78.23	680
39	1	361,707.76	0.04	7.875	339	74.58	750
40	18	8,342,244.57	0.91	7.651	340	73.53	718
42	3	1,532,728.06	0.17	6.841	377	79.87	757
43	29	15,881,880.23	1.73	6.956	350	74.05	724
44	107	59,473,034.43	6.50	6.809	352	74.28	732
45	95	63,144,092.47	6.90	6.751	349	70.47	732
46	83	44,747,488.13	4.89	7.023	349	71.75	720
47	48	25,434,575.95	2.78	7.263	347	71.74	714
48	82	45,046,764.78	4.92	7.180	348	72.75	715
49	152	85,924,772.94	9.39	7.118	358	76.81	721
50	136	73,617,721.17	8.04	7.184	363	74.70	724
51	117	48,036,748.86	5.25	7.598	360	78.80	712
52	66	29,616,189.82	3.24	7.608	391	75.58	725
53	8	3,096,738.70	0.34	7.849	353	71.65	717
61	1	999,939.90	0.11	7.875	337	74.07	720
63	3	1,484,952.88	0.16	6.693	339	64.00	692
64	3	1,426,250.00	0.16	6.930	340	76.22	685
65	3	1,588,258.32	0.17	7.185	341	66.17	699
66	2	738,095.62	0.08	6.939	342	79.57	718
67	2	637,579.33	0.07	6.908	343	46.01	732
68	2	1,348,000.00	0.15	6.819	344	58.24	730
69	1	177,581.49	0.02	6.750	345	42.35	631
70	3	2,228,000.00	0.24	6.555	346	75.62	692
71	4	1,503,615.26	0.16	6.768	347	72.93	716
72	8	4,164,437.16	0.45	6.636	348	71.90	734
73	16	9,080,497.19	0.99	6.530	349	75.17	716
74	14	8,195,595.96	0.90	6.773	350	74.66	730
75	23	11,364,620.34	1.24	7.226	351	69.95	748
76	6	2,218,348.22	0.24	6.581	352	73.60	744
108	1	454,000.00	0.05	7.750	348	73.94	673
110	3	1,588,366.17	0.17	7.294	350	63.48	769
111	4	1,033,694.58	0.11	6.968	351	79.69	688
112	3	563,238.00	0.06	6.863	352	70.14	797
Total	1,733	$915,451,022.47	100.00%	7.255%	374	74.59%	716

The weighted average months to next rate adjustment of the Group 2 adjustable rate mortgage loans was approximately 31 months as of April 1, 2008.

Months to Next Payment Adjustment Date of the Group 2 Adjustable Rate Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1	118	$66,016,595.78	7.21%	7.530%	399	75.88%	713
2	99	53,788,326.80	5.88	7.436	414	75.38	709
3	38	21,956,286.03	2.40	7.366	391	75.60	724
4	40	20,331,607.83	2.22	7.443	384	76.10	703
5	23	10,523,618.79	1.15	7.563	403	77.67	705
7	9	5,352,256.39	0.58	7.863	363	74.92	701
8	5	5,086,191.64	0.56	7.495	361	71.41	726
9	17	11,698,068.24	1.28	7.648	379	74.57	689
10	37	19,315,087.39	2.11	7.593	379	76.49	702
11	140	65,389,522.66	7.14	7.548	400	74.62	699
12	160	80,874,180.68	8.83	7.487	411	74.63	704
23	1	699,666.90	0.08	7.500	347	70.00	738
24	4	2,182,138.88	0.24	6.797	348	86.69	752
25	4	2,539,697.64	0.28	7.042	349	77.05	743
26	4	2,101,293.00	0.23	6.939	350	75.62	725
27	9	2,170,402.64	0.24	6.477	363	70.88	710
28	5	1,352,311.97	0.15	6.192	352	78.23	680
39	1	361,707.76	0.04	7.875	339	74.58	750
40	16	7,146,149.33	0.78	7.562	340	72.47	726
41	1	580,769.96	0.06	7.375	341	80.00	690
42	3	1,532,728.06	0.17	6.841	377	79.87	757
43	28	15,454,688.76	1.69	6.924	347	74.21	723
44	107	59,473,034.43	6.50	6.809	352	74.28	732
45	95	63,144,092.47	6.90	6.751	349	70.47	732
46	76	41,948,764.68	4.58	6.980	349	71.59	720
47	42	22,337,679.23	2.44	7.248	347	71.58	711
48	73	41,031,920.19	4.48	7.182	350	73.22	716
49	150	85,135,156.36	9.30	7.098	361	76.90	719
50	139	75,593,919.49	8.26	7.192	366	74.72	724
51	119	48,936,597.63	5.35	7.587	362	78.61	711
52	61	27,891,155.95	3.05	7.614	394	75.31	727
53	7	2,710,334.49	0.30	7.953	353	72.59	707
61	1	999,939.90	0.11	7.875	337	74.07	720
63	3	1,484,952.88	0.16	6.693	339	64.00	692
64	3	1,426,250.00	0.16	6.930	340	76.22	685
65	3	1,588,258.32	0.17	7.185	341	66.17	699
66	2	738,095.62	0.08	6.939	342	79.57	718
67	2	637,579.33	0.07	6.908	343	46.01	732
68	2	1,348,000.00	0.15	6.819	344	58.24	730
69	1	177,581.49	0.02	6.750	345	42.35	631
70	3	2,228,000.00	0.24	6.555	346	75.62	692
71	4	1,503,615.26	0.16	6.768	347	72.93	716
72	8	4,164,437.16	0.45	6.636	348	71.90	734
73	16	9,080,497.19	0.99	6.530	349	75.17	716
74	14	8,195,595.96	0.90	6.773	350	74.66	730
75	23	11,364,620.34	1.24	7.226	351	69.95	748
76	6	2,218,348.22	0.24	6.581	352	73.60	744
108	1	454,000.00	0.05	7.750	348	73.94	673
110	3	1,588,366.17	0.17	7.294	350	63.48	769
111	4	1,033,694.58	0.11	6.968	351	79.69	688
112	3	563,238.00	0.06	6.863	352	70.14	797
Total	1,733	$915,451,022.47	100.00%	7.255%	374	74.59%	716

The weighted average months to next payment adjustment of the Group 2 adjustable rate mortgage loans was approximately 33 months as of April 1, 2008.

Delinquency Status of the Group 2 Mortgage Loans

Delinquency Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	24	$13,155,841.61	1.34%	7.357%	356	78.12%	699
60 - 89 Days	14	7,267,978.14	0.74	7.268	370	80.09	703
90+ Days	10	6,359,020.84	0.65	7.466	346	78.29	700
Current	1,910	927,784,267.90	94.61	7.213	372	74.45	716
Foreclosure	43	24,178,866.65	2.47	7.422	362	79.74	698
REO	5	1,892,201.04	0.19	7.507	422	75.84	695
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,889	$918,503,958.17	93.66%	7.215%	372	74.40%	716
1	101	55,229,237.18	5.63	7.364	362	78.94	696
2	11	4,444,442.04	0.45	7.082	346	80.71	677
3	4	1,849,036.45	0.19	7.010	345	79.79	713
5	1	611,502.34	0.06	7.500	465	80.00	668
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

60-89 Day Delinquencies of the Group 2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,937	$941,680,097.62	96.03%	7.217%	372	74.50%	715
1	64	37,235,200.80	3.80	7.367	365	79.28	703
2	4	1,580,788.39	0.16	7.361	345	81.87	697
3	1	142,089.37	0.01	4.750	351	98.45	618
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

90+ Day Delinquencies of the Group 2 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,982	$965,940,568.66	98.50%	7.219%	372	74.63%	715
1	8	5,382,193.30	0.55	7.367	369	80.99	699
2	6	3,743,082.06	0.38	7.415	370	75.26	695
3	7	3,560,318.61	0.36	7.535	362	81.89	677
4	2	1,012,073.65	0.10	6.804	347	80.00	734
5	1	999,939.90	0.10	7.875	337	74.07	720
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

Foreclosure Status of the Group 2 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,955	$952,756,152.36	97.16%	7.216%	372	74.56%	715
1	11	4,764,361.46	0.49	7.435	373	81.40	688
2	15	9,029,968.52	0.92	7.541	368	78.99	698
3	12	7,510,906.95	0.77	7.188	368	79.92	701
4	8	3,335,119.26	0.34	7.442	376	78.16	703
5	5	3,241,667.63	0.33	7.751	348	78.98	676
Total	2,006	$980,638,176.18	100.00%	7.222%	372	74.70%	715

4. On page S-34 of the prospectus supplement, the paragraphs under the heading “Static Pool Information” are deleted in their entirety and replaced with the following:

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2007-7 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed from the current characteristics, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. In addition to the prepayment, delinquency and loss performance of similar mortgage loan groups, the static pool information shown at the above internet address includes the performance information of the mortgage loans included in the trust fund. Nonetheless, we do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way fully indicative of the future performance of the mortgage loans in the trust fund.

5. On page S-40 of the prospectus supplement, the second paragraph under the heading “The Servicers—Downey Savings and Loan Association, F.A.” is deleted in its entirety and replaced with the following:

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2007, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.449 billion and subserviced loans having an aggregate unpaid principal balance of approximately $3.076 billion. As of December 31, 2007, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.525 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:

•	collecting, aggregating, and remitting loan payments;

•	administering escrow funds for the payment of real estate taxes and insurance premiums;

•	contacting delinquent mortgagors;

•	supervising foreclosures in the event of non-remedied defaults; and

•	generally administering the loans.

6. On pages S-40 and S-41 of the prospectus supplement, the table under the heading “The Servicers—Downey Savings and Loan Association, F.A.” is supplemented as follows:

	Delinquency, Foreclosure and Loss Experience

	December 31, 2007
	Number of Loans	Dollar Amount	Percent of Total Portfolio
Total Portfolio	50,290	16,368,216
Delinquent Loans
30-59 days delinquent	1,483	568,607	3.47%
60-89 days delinquent	670	270,608	1.65%
90+ days delinquent	1,575	631,713	3.86%
Total	3,728	1,470,928	8.99%
Foreclosures	1,503	603,548	3.69%
Total Net Loan Loss	N/A	18,118	N/A

7. On pages S-40 of the prospectus supplement, the information under the heading “The Servicers—Downey Savings and Loan Association, F.A.” is supplemented as follows:

The senior unsecured ratings of Downey Financial Corp., the parent company for Downey Savings and Loan Association, F.A., which is a servicer of the mortgage loans, were downgraded to 'Ba1' from 'Baa2' by Moody's on April 23, 2008 after Downey Savings and Loan Association, F.A. announced a first-quarter loss of $248 million, continued negative trends in nonperforming loans to 12 percent of total assets, and a significant increase in loan charge-offs to $37 million. The servicer's bank financial strength rating was downgraded by Moody's to 'D+' from 'C-,' the long-term deposit rating to 'Baa3' from 'Baa1' and short-term deposits to 'Prime-3' from 'Prime-2.'

Additional updated information regarding Downey Savings and Loan Association, F.A. since the date of the prospectus supplement was requested by the depositor, but was not made available by Downey Savings and Loan Association, F.A. to the depositor, sponsor or underwriter or any of their affiliates.

8. On pages S-44 and S-45 of the prospectus supplement, the table under the heading “The Servicers—Central Mortgage Company” is supplemented as follows:

Central Mortgage Company Overall Mortgage Portfolio Delinquency Experience

	At December 31, 2007				At March 31, 2008
	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio
Total Portfolio	$24,877,928,107	100.00%	119,967	100.00%	$24,392,333,419	100.00%	118,158	100.00%

Period of Delinquency
30-59 Days	$751,849,594	3.02%	3,131	2.61%	$750,572,261	3.08%	2,923	2.47%
60-89 Days	$376,309,381	1.51%	1,355	1.13%	$391,143,483	1.60%	1,320	1.12%
90-120 Days	$535,087,566	2.15%	1,780	1.48%	$774,832,677	3.18%	2,380	2.01%

Delinquency Status
Bankruptcy	$59,316,092	0.24%	260	0.22%	$101,759,304	0.42%	379	0.32%
Foreclosure	$561,120,310	2.26%	1,791	1.49%	$795,435,946	3.26%	2,533	2.14%
Sub Total	$2,283,682,943	9.18%	8,317	6.93%	$2,813,743,671	11.54%	9,535	8.07%
Real Estate Owned	$81,085,766	0.33%	237	0.20%	$118,990,868	0.49%	350	0.30%

Total Delinquent Loans	$2,364,768,710	9.51%	8,554	7.13%	$2,932,734,539	12.02%	9,885	8.37%

Additional updated information regarding Central Mortgage Company since the date of the prospectus supplement was requested by the depositor, but is not available by Central Mortgage Company to the sponsor, depositor or underwriter.

9. On page S-47 of the prospectus supplement, the table under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the year ended December 31,
	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,308,284	1,323,249	1,392,870	1,455,919	1,488,384
Dollar Amount of Loans	$153,601	$165,521	$186,364	$203,894	$214,606
Percentage Change from Prior Year	2.11%	7.76%	12.59%	9.41%	5.25%
Prime non-conforming mortgage loans
No. of Loans	34,041	53,119	69,488	67,462	62,941
Dollar Amount of Loans	$13,937	$23,604	$32,385	$32,220	$30,132
Percentage Change from Prior Year	11.12%	69.36%	37.20%	(0.51)%	(6.48)%
Government mortgage loans
No. of Loans	191,023	191,844	181,679	181,563	179,460
Dollar Amount of Loans	$17,594	$18,328	$18,098	$18,843	$19,380
Percentage Change from Prior Year	(16.91)%	4.17%	(1.25)%	4.12%	2.85%

Second-lien mortgage loans
No. of Loans	282,128	350,334	392,261	514,085	510,211
Dollar Amount of Loans	$7,023	$10,374	$13,034	$20,998	$22,007
Percentage Change from Prior Year	5.36%	47.71%	25.64%	61.10%	4.81%
Total mortgage loans serviced
No. of Loans	1,815,476	1,918,546	2,036,298	2,219,029	2,240,996
Dollar Amount of Loans	$192,155	$217,827	$249,881	$275,955	$286,125
Percentage Change from Prior Year	0.71%	13.36%	14.72%	10.43%	3.69%

10. On pages S-48 and S-49 of the prospectus supplement, the tables and introductory paragraph under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

Homecoming Servicing Portfolio. The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans

	For the year ended December 31,
Volume by Principal Balance	2003	2004	2005	2006	2007
Prime Mortgages(1)	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$70,051,774,721
Non-Prime Mortgages(2)	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$35,711,736,186
Total	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$105,763,510,907
Prime Mortgages(1)	43.07%	41.56%	46.10%	57.67%	66.23%
Non-Prime Mortgages(2)	56.93%	58.44%	53.90%	42.33%	33.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	9.55%	6.64%	39.53%	51.22%	3.93%
Non-Prime Mortgages(2)	44.56%	13.47%	15.99%	(5.05)%	(27.81)%
Total	27.07%	10.53%	25.78%	20.89%	(9.50)%

Junior Lien Mortgage Loans

	For the year ended December 31,
Volume by Principal Balance	2003	2004	2005	2006	2007
Prime Mortgages(1)	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,082,174,619
Non-Prime Mortgages(2)	-	-	-	-	$531,021,726
Total	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$10,613,196,345
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	95.00%
Non-Prime Mortgages(2)	-	-	-	-	5.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(2.95)%	2.25%	(1.68)%	53.43%	(11.71)%
Non-Prime Mortgages(2)	-	-	-	-	100.00%
Total	(2.95)%	2.25%	(1.68)%	53.43%	(7.06)%

First Lien Mortgage Loans

	For the year ended December 31,
Volume by Number of Loans	2003	2004	2005	2006	2007
Prime Mortgages(1)	143,645	150,297	187,773	252,493	247,037
Non-Prime Mortgages(2)	341,190	373,473	394,776	361,125	256,547
Total	484,835	523,770	582,549	613,618	503,584
Prime Mortgages(1)	29.63%	28.70%	32.23%	41.15%	49.06%
Non-Prime Mortgages(2)	70.37%	71.30%	67.77%	58.85%	50.94%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	14.72%	4.63%	24.93%	34.47%	(2.16)%
Non-Prime Mortgages(2)	32.72%	9.46%	5.70%	(8.52)%	(28.96)%
Total	26.83%	8.03%	11.22%	5.33%	(17.93)%

Junior Lien Mortgage Loans

	For the year ended December 31,
Volume by Number of Loans	2003	2004	2005	2006	2007
Prime Mortgages(1)	211,585	210,778	199,600	266,900	233,481
Non-Prime Mortgages(2)	-	-	-	-	12,877
Total	211,585	210,778	199,600	266,900	246,358
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	94.77%
Non-Prime Mortgages(2)	-	-	-	-	5.23%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(2.51)%	(0.38)%	(5.30)%	33.72%	(12.52)%
Non-Prime Mortgages(2)	-	-	-	-	100.00%
Total	(2.51)%	(0.38)%	(5.30)%	33.72%	(7.7)%

11. On page S-45 of the prospectus supplement, the information under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

On April 29, 2008, Residential Capital, LLC ("ResCap"), which is the parent holding company of GMAC Mortgage, LLC, reported a net loss of $859 million for the first quarter of 2008, compared to a net loss of $910 million in the year-ago period.

Additional updated information regarding GMAC Mortgage, LLC since the date of the prospectus supplement was requested by the depositor, but was not made available by GMAC Mortgage, LLC to the depositor, sponsor or underwriter or any of their affiliates.

12. On page S-85 of the prospectus supplement, the last sentence of the first paragraph under the heading “Description of the Certificates—The Basis Risk Cap Agreement—The Basis Risk Cap Provider” is deleted in its entirety and replaced with the following:

SRFP currently has a long-term coupterpary credit rating of “AA-” (stable) and a short-term debt rating of “A-1+” from Standard & Poor’s.

13. On page S-86 of the prospectus supplement, the third paragraph under the heading “Description of the Certificates—The Basis Risk Cap Agreement—The Basis Risk Cap Provider” is deleted in its entirety and replaced with the following:

Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” (stable) and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2”, and a short-term rating of “P-1” and (iii) from Fitch: long-term issuer rating of “AA-” (stable).